UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified In Its Charter)

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ONCOSEC MEDICAL INCORPORATED

To the Shareholders of OncoSec Medical Incorporated:

Notice is hereby given that OncoSec Medical Incorporated, a Nevada corporation, will be holding its Fiscal Year 2015 Annual Meeting of Shareholders on December 4, 2015, at 9:00 a.m., local time, at our principal executive offices at 5820 Nancy Ridge Drive, San Diego, California 92121. You are cordially invited to attend. The Notice of Annual Meeting of Shareholders (the “Notice”) and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

Whether or not you attend the meeting personally, it is important that your shares be represented and voted at the meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the internet. As a result, we are mailing to most of our shareholders the Notice instead of a paper copy of our proxy materials, which include the Notice, a Shareholder Letter, our Proxy Statement, our annual report on Form 10-K for the fiscal year ended July 31, 2015 (the “2015 Annual Report”) and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the internet and how to cast your vote via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All shareholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you receive a paper copy of our proxy materials, you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided, or by utilizing the telephone or internet voting systems.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ PUNIT DHILLON
Punit Dhillon
President and Chief Executive Officer

October 21, 2015

ONCOSEC MEDICAL INCORPORATED

5820 Nancy Ridge Drive

San Diego, California 92121

(855) 662-6732

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of OncoSec Medical Incorporated:

The Fiscal Year 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of OncoSec Medical Incorporated (the “Company,” “OncoSec,” “we” or “our”) will be held on December 4, 2015 at 9:00 a.m., Pacific Time, at our principal executive offices at 5820 Nancy Ridge Drive, San Diego, California 92121, for the following purposes, which are further described in the accompanying proxy statement (the “Proxy Statement”):

(1)                                 to elect four directors to our Board of Directors to serve for a term of one year or until their successors are duly elected and qualified;

(2)                                 to approve the Company’s 2015 Employee Stock Purchase Plan;

(3)                                 to ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2016;

(4)                                 to approve, on an advisory basis, the compensation of the Company’s named executive officers; and

(5)                                 to transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” each of the nominees and “FOR” Proposals 2, 3, and 4.

Only shareholders of record at the close of business on October 7, 2015 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Whether or not you expect to be present at the Annual Meeting, please vote and submit your proxy as promptly as possible in order to assure the presence of a quorum. You may vote by telephone, Internet or mail. If you vote by telephone or Internet, you do not have to send a proxy card via the mail. This Notice and the accompanying Proxy Statement are being mailed on or about October 21, 2015.

To obtain directions to attend the Annual Meeting, please call Investors Relations at (855) 662-6732. Our Notice of Annual Meeting of Shareholders, Proxy Statement and 2015 Annual Report are available to shareholders at: www.proxyvote.com.

By order of the Board of Directors,

/s/ PUNIT DHILLON
Punit Dhillon
President and Chief Executive Officer

San Diego, California

October 21, 2015

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PROXY STATEMENT

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is being furnished to shareholders of record of OncoSec Medical Incorporated, a Nevada corporation (the “Company,” “OncoSec,” “we” or “our”) as of the close of business on October 7, 2015 (the “Record Date”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Fiscal Year 2015 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on December 4, 2015 at 9:00 a.m., Pacific Time at our principal executive offices at 5820 Nancy Ridge Drive, San Diego, California 92121, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement and the related proxy materials are first being mailed to shareholders, or made available on the Internet, as applicable, beginning on or about October 21, 2015. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you follow the instructions contained in the Notice for requesting such materials. The Notice instructs you on how to access and review all of the important information contained in our Proxy Statement and our 2015 Annual Report to Shareholders over the internet. The Notice also instructs you on how to submit your proxy via the internet.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to Be Held on December 4, 2015

The Notice of Annual Meeting of Shareholders, Proxy Statement and 2015 Annual Report are available to shareholders at: www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

The Company’s principal executive office is located at 5820 Nancy Ridge Drive, San Diego, California 92121. The Company’s mail telephone number is (855) 662-6732. The Company’s principal executive officers may be reached at the foregoing business address and telephone number.

Voting Information

The presence, in person or by a proxy relating to any matter to be acted upon at the Annual Meeting, of the holders of a majority of the outstanding shares of common stock will constitute a quorum for purposes of the Annual Meeting. Abstentions, broker non-votes, and shares as to which authority to vote on any proposal is withheld are each included in the determination of the number of shares present at the Annual Meeting for purposes of obtaining a quorum.

Under our Amended and Restated Bylaws (“Bylaws”), when a quorum is present at any meeting, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election of directors. Under our Bylaws, the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the subject matter is necessary for the approval of the other proposal set forth in this Proxy Statement. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine, but not with respect to non-routine matters. Proposal 1 (the election of directors), Proposal 2 (the approval of the 2015 Employee Stock Purchase Plan), and Proposal 4 (the advisory approval of the compensation of named executive officers) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1, Proposal 2, and Proposal 4. Proposal 3 (ratification of independent registered public accounting firm) is considered a routine matter. Broker non-votes are not expected to result from the vote on Proposal 3.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, a shareholder’s proxy may remain valid and may be voted at the postponed or adjourned meeting. A shareholder will still be able to revoke the shareholder’s proxy until it is voted. As of the date of this Proxy Statement, the Board does not know of any matters other than those described in this Proxy Statement that will be presented at the Annual Meeting.

Who Can Vote; Outstanding Shares

The Record Date for the Annual Meeting is October 7, 2015. All shareholders of record of our common stock on the Record Date are entitled to notice of and to vote at the Annual Meeting and any meetings held upon any adjournment or postponement thereof. As of the Record Date, there were 14,828,354 shares of our common stock outstanding. Each shareholder of record on the Record Date is entitled to one vote on all matters presented at the Annual Meeting for each share of common stock held by such shareholder.

Voting of Proxies

You may vote by attending the Annual Meeting and voting in person, or you may vote by submitting a proxy. If you are the record holder of your stock, you may vote by submitting your proxy via the internet, by telephone or through the mail. To vote via the internet, follow the instructions in the Notice or go to the internet address stated on your proxy card. To vote by telephone, call the number on your proxy card. To vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: OncoSec Medical Incorporated, c/o Proxy Services, 51 Mercedes Way, Edgewood, New York 11717. If you receive only the Notice and would like to vote by mail, follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail.

If your shares of common stock are held by a bank, broker or other holder of record, you are a beneficial owner of those shares rather than a shareholder of record. As a beneficial owner, you have the right to direct your bank, broker or other holder of record how to vote your shares. You will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our Proxy Statement and proxy card by following the instructions on the notice provided by your broker, bank or other nominee.

The internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on December 3, 2015, the day before the Annual Meeting. Shareholders who submit a proxy via the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers, and that these costs must be borne by such shareholders. Shareholders who submit a proxy via the internet or by telephone need not return a proxy card or the form forwarded by your broker, bank or other nominee by mail.

YOUR VOTE IS VERY IMPORTANT.  You should submit your proxy even if you plan to attend the Annual Meeting in person. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted via the internet, by telephone and by mail) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

Unless you instruct otherwise in the proxy, any properly submitted proxy that is not revoked will be voted at the Annual Meeting by the proxy holders named in the proxy in accordance with the recommendations of our Board, as follows:

•                  FOR each nominee to our Board of Directors;

•                  FOR approval of the Company’s 2015 Employee Stock Purchase Plan;

•                  FOR ratification of the appointment of Mayer Hoffman McCann P.C., as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2016; and

•                  FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, our Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Required Votes

Each shareholder may vote for, vote against, or abstain from voting on each of the proposals. The vote required for approval of each of the proposals before the shareholders at the Annual Meeting is as follows:

For Proposal 1—Election of Directors, the nominees for director will be elected by a plurality of the votes cast on this proposal by shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting, meaning the nominees who receive the highest number of votes will be elected. Abstentions and broker non-votes, if any, will have no impact on the election of directors.

For Proposal 2—Approval of the 2015 Employee Stock Purchase Plan, an affirmative vote of a majority of shares present in person or represented by proxy and that are entitled to vote on such proposal at the Annual Meeting is required to approve Proposal 2. Abstentions and broker non-votes, if any, will have no impact on Proposal 2.

For Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm, an affirmative vote of a majority of shares present in person or represented by proxy and that are entitled to vote on such proposal at the Annual Meeting is required to approve Proposal 3. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of the vote for Proposal 3.

For Proposal 4—Advisory approval of the compensation of named executive officers, an affirmative vote of a majority of shares present in person or represented by proxy and that are entitled to vote on such proposal at the Annual Meeting is required to approve Proposal 4. Abstentions and broker non-votes, if any, will have no impact on Proposal 4.

A broker non-vote occurs when a bank or broker does not vote on a particular proposal because such bank or broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner of the shares. If you hold your shares of common stock through a bank or broker and do not provide voting instructions to the bank or broker, then the bank or broker may vote your shares in its discretion with respect to Proposal 3, above, but may not vote your shares with respect to Proposal 1, Proposal 2, or Proposal 4. If no such instructions are received by the bank or broker with respect to Proposal 1, Proposal 2, or Proposal 4, the result will be a broker non-vote.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

How You May Revoke or Change Your Vote

As a shareholder of record, you have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by a shareholder of record by:

•                  Delivering a written notice of revocation to our Secretary at or before the Annual Meeting;

•                  Presenting to our Secretary, at or before the Annual Meeting, a later dated proxy executed by the person who executed the prior proxy;

•                  Submitting another proxy by telephone or via the internet, as your latest-dated telephone or internet voting instructions are followed; or

•                  Attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. Any written notice of revocation or delivery of a subsequent proxy by a shareholder of record may be sent to OncoSec Medical Incorporated, 5820 Nancy Ridge Drive, San Diego, California 92121, or hand delivered to our Secretary at or before the voting at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. If you wish to vote in person, you must obtain a legal proxy issued to you by your broker, bank or other nominee.

Proxy Solicitation Costs

The accompanying proxy is solicited on behalf of the Board. We will pay for the cost of preparing, assembling, printing and mailing these proxy materials to our shareholders, as well as the cost of soliciting proxies relating to the Annual Meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock held of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. Our officers, directors and employees may supplement the original solicitation by mail of proxies by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries such as banks or brokers to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of shareholder proxy material to any household at which two or more shareholders reside, unless we have received contrary instructions from any shareholder at the address. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you provide notice that you wish to receive separate proxy materials. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or notify us directly at 5820 Nancy Ridge Drive, San Diego, California 92121, Attn: Secretary or 858-662-6732. Upon our receipt of any written or oral request for separate proxy materials, we undertake to deliver the proxy materials to the shareholder submitting the request.

Communications with the Board of Directors

Any shareholder who desires to contact our Board or any member of our Board may do so by writing to: Board of Directors, c/o Secretary, OncoSec Medical Incorporated, 5820 Nancy Ridge Drive, San Diego, California 92121. Copies of any such written communications received by the Secretary will be provided to our full Board or the appropriate member depending on the facts and circumstances described in the communication unless they are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s).

PROPOSAL 1

ELECTION OF DIRECTORS

Structure of the Board of Directors

Our Board currently consists of four members, three of whom have been determined to be independent under the current rules of the NASDAQ Stock Market (“NASDAQ”) and the SEC. Please see the section titled “Director Independence” below for more information. Currently, Dr. Avtar Dhillon, Dr. Anthony Maida, Dr. James DeMesa, and Punit Dhillon serve as our directors.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or director nominee of the Company. There are no family relationships between any of the nominees or our named executive officers, except that Punit Dhillon, our Chief Executive Officer and a director, is the nephew of Dr. Avtar Dhillon, our Chairman of the Board.

Director Nominees

The Nominating and Corporate Governance Committee of our Board has recommended, and our Board has nominated, Dr. Avtar Dhillon, Dr. Anthony Maida, Dr. James DeMesa, and Punit Dhillon for election as our directors at the Annual Meeting. All of these individuals are currently members of our Board. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. Each director elected at the Annual Meeting will serve a one-year term until the next annual meeting of shareholders and until their successors are duly elected and qualified.

The shares represented by the proxies will be voted, unless otherwise specified, in favor of the nominees for the Board named below. If, as a result of circumstances not known or unforeseen, the nominees shall be unavailable to serve as director, proxies will be voted for the election of such other substitute nominee(s) as the Board may select.

Name	Position with the Company	Age as of the Annual Meeting	Director Since
Dr. Avtar Dhillon	Chairman of the Board	54	March 2011
Dr. Anthony Maida	Director	63	June 2011
Dr. James DeMesa	Director	58	February 2011
Punit Dhillon	Chief Executive Officer, President and Director	35	March 2011

The Board and its Nominating and Corporate Governance Committee believe the skills, qualities, attributes and experience of the directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to address effectively the Company’s needs and represent the best interests of the Company’s shareholders. The biographies below describe the skills, qualities, attributes and experience of the nominees that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate to nominate these directors for reelection.

Dr. Avtar Dhillon has served as the Chairman of our Board since March 2011. Previously, Dr. Dhillon was the President and Chief Executive Officer of Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation) (NASDAQ: INO) from October 2001 to June 2009, was President and CEO of Inovio from June 2009 until October 2009, was Executive Chairman until August 2011, and is Chairman since September 2011. During his tenure at Inovio, Dr. Dhillon led the successful turnaround of the company through a restructuring, acquisition of technology from several European and North American companies, and a merger with VGX Pharmaceuticals to develop a vertically integrated DNA vaccine development company with one of the strongest development pipelines in the industry. Dr. Dhillon led multiple successful financings for Inovio and concluded several licensing deals that included global giants Merck and Wyeth (now Pfizer). Prior to joining Inovio, Dr. Dhillon was vice president of MDS Capital Corp. (now Lumira Capital Corp.), one of North America’s leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. Dr. Dhillon has been instrumental in successfully turning around struggling companies and is influential as an active member in the biotech community. He was lead fund manager at MDS Capital Corp. structuring, launching, and funding Tekimira (NASDAQ: TKMR) and helped launch and fund Aspreva Pharmaceuticals (acquired by Galenica Ltd. for approximately $1 billion).

From March 1997 to July 1998, Dr. Dhillon was a consultant to Cardiome Pharma Corp. (NASDAQ: CRME), a biotechnology company, where he led a turnaround based on three pivotal financings, establishing a clinical development strategy, and procuring a new management team. In his role as a founder and board member of companies, Dr. Dhillon has been involved in several early stage healthcare focused companies listed on U.S. or Canadian stock exchanges that have successfully matured through advances in their development pipeline and subsequent M&A transactions. He was a founding board member (May 2003) of Protox Therapeutics, Inc. (TSX-V: SHS) (now Sophiris Bio Inc.), a publicly traded specialty pharmaceutical company. Dr. Dhillon maintained his board position until the execution of a financing of up to $35 million with Warburg Pincus in November 2010. Dr. Dhillon was a member of the Board of Directors of BC Advantage Funds, a Venture Capital Corporation in British Columbia, from 2004 to January 2015.  Since May 2011, Dr. Dhillon has also served as a Director and was appointed Chairman in April 2013 of Arch Therapeutics, Inc. (OTCQB: ARTH), a medical device company offering an innovative therapeutic approach to stasis and barrier applications. Since March 2012 he has been the Chairman of Stevia First Corp. (OTCQB: STVF), an agricultural biotechnology company engaged in the cultivation and harvest of stevia leaf and the development of stevia products.

Dr. Dhillon plays a key role on our Board because of his extensive experience with pharmaceutical and biotech companies, including based on his tenure as President and CEO of Inovio where he was responsible for developing and executing on the clinical programs that provide the extensive clinical database supporting our current efforts for treating solid tumors. Dr. Dhillon’s business and management experience, as well as his familiarity with the Company’s business garnered through his tenure as a director, were the primary qualifications that have led the Board to conclude that he should serve as a director of the Company.

Dr. Anthony Maida joined our Board on June 21, 2011. Dr. Maida has served as a director on the Board of Directors of Spectrum Pharmaceuticals, Inc. since December 2003 and currently serves as the chairman of its Audit Committee and a member of its Placement Committee, Nomination and Corporate Governance Committee and Product Acquisition Committee. He is currently Senior Vice President—Clinical Research at Northwest Biotherapeutics, Inc., a company focused on the development of therapeutic DC cell-based vaccines to treat patients with cancer. Currently, Dr. Maida serves as the Chair of the Audit Committee of Stevia First Corp. Dr. Maida has been the acting Chairman of Dendri Therapeutics, Inc., a startup company focused on the clinical development of therapeutic vaccines for patients with cancer, since 2003 and as Principal of Anthony Maida Consulting International since 1999, providing consulting services to large and small biopharmaceutical firms in the clinical development of oncology products and product acquisitions and to venture capital firms evaluating life science investment opportunities. Recently, Dr. Maida was Vice President of Clinical Research and General Manager, Oncology, world-wide for PharmaNet, Inc. He served as the President and Chief Executive Officer of Replicon NeuroTherapeutics, Inc., a biopharmaceutical company focused on the therapy of patients with tumors (both primary and metastatic) of the central nervous system, where he successfully raised financing from both venture capital and strategic investors and was responsible for all financial and operational aspects of the company from June 2001 to July 2003. From 1999 to 2001, he held positions as Interim Chief Executive Officer for Trellis Bioscience, Inc., a privately held biotechnology company that addresses high clinical stage failure rates in pharmaceutical development, and President of CancerVax Corporation, a biotechnology company dedicated to the treatment of cancer. From 1992 until 1999, Dr. Maida served as President and CEO of Jenner Biotherapies, Inc., a biopharmaceutical company. From 1980 to 1992, he held senior management positions with various companies including Vice President Finance and Chief Financial Officer of Data Plan, Inc., a wholly owned subsidiary of Lockheed Corporation. Dr. Maida serves or has served as a consultant and technical analyst for several investment firms, including CMX Capital, LLC, Sagamore Bioventures, Roaring Fork Capital, North Sound Capital, The Bonnie J. Addario Lung Cancer Foundation and Pediatric BioScience, Inc. Additionally, he has been retained by Abraxis BioScience, Inc., Northwest Biotherapeutics, Inc., Takeda Chemical Industries, Ltd. (Osaka, Japan), and Toucan Capital to conduct corporate and technical due diligence on investment opportunities. Dr. Maida formerly served as a member of the board of directors of Sirion Therapeutics, Inc., a privately held ophthalmic- focused company, and GlycoMetrix, Inc., a startup company focused on the development of assays to identify carbohydrates that can indicate cancer. He is a speaker at industry conferences and is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology and the International Society for Biological Therapy of Cancer. Dr. Maida received a B.A. in History from Santa Clara University in 1975, a B.A. in Biology from San Jose State University in 1977, an M.B.A. from Santa Clara University in 1978, an M.A. in Toxicology from San Jose State University in 1986 and a Ph.D. in Immunology from the University of California in 2010.

Dr. Maida brings to the Board extensive experience in our industry and significant expertise in clinical development and clinical trials. We believe that his financial and operational experience in our industry provide important resources to our Board and such experience is the primarily qualification that the Board considered in nominating him as a director of the Company.

Dr. James M. DeMesa has served on our Board since February 3, 2011. Dr. DeMesa has been a practicing physician and has served as a senior executive with several international pharmaceutical and biotech companies, both public and private, in the areas of corporate management, regulatory affairs, and pre-clinical and clinical pharmaceutical and medical device product development. In addition to OncoSec, Dr. DeMesa is currently on the Boards of Directors of Induce Biologics, a regenerative medicine company, and Integene International, a gene-therapy company. In August 2008, Dr. DeMesa retired from his role as President, Chief Executive Officer and a director of Migenix Inc., a public biotechnology company focused on infectious and neurodegenerative diseases. From 1997 to 2001, he was President, Chief Executive Officer and a director of GenSci Regeneration Sciences Inc., a public biotech company involved in regenerative medicine (now part of Integra LifeSciences, NASD: IART). During his tenure at these two companies, Dr. DeMesa led the acquisition of several technologies and companies and completed multiple strategic partnership transactions with companies such as J&J, Astellas Pharmaceuticals, and Cadence Pharmaceuticals. He also led multiple successful financings totaling over $150 million. From 1992 to 1997, he was Vice President, Medical and Regulatory Affairs at Biodynamics International, Inc. (now part of RTI Surgical, NASD: RTIX), and from 1989 to 1992 was Vice President, Medical and Regulatory Affairs of Bentley Pharmaceuticals (now part of Teva Pharmaceuticals). Dr. DeMesa is a co-founder of CommGeniX, a medical communications company, and MedXcel, a medical education company. Dr. DeMesa attended the University of South Florida where he received his B.A. (Chemistry), M.D., and M.B.A. degrees and did his medical residency at the University of North Carolina. He is the author of two books and speaks regularly to companies and organizations throughout North America.

Dr. DeMesa provides the Board with extensive experience leading and operating pharmaceutical and biotechnology companies as well as relevant expertise based on his professional training and extensive experience as a medical doctor and as an executive in the pharmaceutical and biotechnology industries. Such experience and expertise were the primary qualifications that the Board considered in nominating him as a director of the Company.

Punit Dhillon was appointed Chief Executive Officer on March 10, 2011. Mr. Dhillon was formerly Vice President of Finance and Operations at Inovio Pharmaceuticals, Inc. (NASDAQ: INO) from September 2003 until March 2011.

In his management experience, Mr. Dhillon has raised over $160 million through multiple financings and several out-licensing deals including early stage deals with Merck and Wyeth. Mr. Dhillon was responsible for implementation of Inovio’s corporate strategy, including achievement of annual budgets and milestones. He was also instrumental to the successful in-licensing of key intellectual property and a number of corporate transactions, including the acquisition and consolidation of Inovio AS, a Norwegian DNA delivery company, and the merger with VGX Pharmaceuticals, Inc. More recently, he has been leading the development of a pipeline of novel immunotherapy candidates for a wide range of solid tumor applications at OncoSec with an industry-leading technology. Mr. Dhillon’s management experience spans corporate finance, M&A, integration, successful in-licensing of key intellectual property, strategy implementation, corporate transactions with industry, and collaborations with leading academic institutions across the globe.

Mr. Dhillon is currently a board member of Emerald Health Therapeutics, Inc. (TSXV: EMH), a TSX Venture Exchange listed company. Mr. Dhillon has also previously been a consultant and board member for several TSX Venture Exchange listed early stage life science companies, which matured through advances in their development pipelines and subsequent M&A transactions. Prior to joining Inovio, Mr. Dhillon worked for a corporate finance law firm as a law clerk. From September 1999 to July 2002, he worked with MDS Capital Corp. (now Lumira Capital Corp.) as an intern analyst. Mr. Dhillon is an active member in his community and places great value on helping future leaders overcome challenges through mentorship and education and is a co-founder of Young Entrepreneurship Leadership Launchpad (YELL), a not-for-profit and charity organization based in Canada. Mr. Dhillon has a Bachelor of Arts with honors in Political Science and a minor in Business Administration from Simon Fraser University.

Mr. Dhillon’s in-depth knowledge of our business and operations as our Chief Executive Officer, his experience in the biotechnology and pharmaceutical industry, and his experience with publicly traded companies were the primary qualifications that the Board considered in nominating him as a director of the Company.

The Board of Directors recommends that you vote “FOR” the election of each of the named nominees as directors.

PROPOSAL 2

APPROVAL OF THE 2015 EMPLOYEE STOCK PURCHASE PLAN

On October 14, 2015 the Board approved, subject to and contingent on shareholder approval, an Employee Stock Purchase Plan (the “2015 Plan”). The 2015 Plan authorizes the issuance of up to 500,000 shares of the Company’s common stock, subject to adjustment for certain changes in the Company’s capital structure.

The Board believes the 2015 Plan benefits the Company and its shareholders by providing Company employees with an opportunity through payroll deductions to purchase shares of our common stock, which is helpful in attracting, retaining, and motivating valued employees. To provide an adequate reserve of shares and a mechanism to permit the Company to continue offering employees a stock purchase opportunity, the Board has adopted the 2015 Plan, subject to shareholder approval.

Summary of the 2015 Plan

The following is a summary of the principal features of the 2015 Plan. This summary does not purport to be a complete description of all of the provisions of the 2015 Plan. It is qualified in its entirety by reference to the full text of the 2015 Plan, a copy of which has been filed with the SEC with this Proxy Statement, and any shareholder who desires to obtain a copy of the 2015 Plan may do so by written request to the Company at 5820 Nancy Ridge Drive, San Diego, California 92121, Attn: Secretary.

Eligibility

Any employee of the Company or of any present or future subsidiary of the Company designated by the Compensation Committee of the Board is eligible to participate in an offering under the 2015 Plan (an “Offering”). Notwithstanding the foregoing, the Compensation Committee has the authority to exclude employees who are customarily employed for 20 or fewer hours per week and/or five or fewer months in any calendar year from an Offering. No employee who owns or holds options to purchase, or who as a result of participation in the 2015 Plan would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company is eligible to participate in the 2015 Plan. As of October 14, 2015, approximately 53 employees, including 5 executive officers, would be eligible to participate in the 2015 Plan.

Administration

The 2015 Plan is administered, at the Company’s expense, by the Compensation Committee of the Board or a committee designated by the Board (the “Plan Administrator”). Subject to the provisions of the 2015 Plan, the Plan Administrator determines the terms and conditions of rights granted under the 2015 Plan to purchase, through accumulated payroll deductions, up to a number of shares of the Company’s common stock (“Purchase Rights”). All questions of interpretation or application of the 2015 Plan and Purchase Rights thereunder are determined in the sole discretion of the Plan Administrator, and its decisions are final, conclusive, and binding upon all persons. If at any time there is not a Plan Administrator, the Board shall serve as the Plan Administrator. The 2015 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer, or employee against all reasonable costs, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2015 Plan.

Share Reserve

A maximum of 500,000 shares of the Company’s authorized but unissued or reacquired shares of common stock may be issued under the 2015 Plan, subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or similar change in the Company’s capital structure, or in the event of any merger, sale of assets, or other reorganization of the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right shall be again available for issuance under the 2015 Plan.

Offerings

Generally, each Offering will be for a period of six months (an “Offering Period”), commencing on the date designated by the Plan Administrator. The Plan Administrator may establish a different term for an Offering, not to exceed 27 months, or different commencement or ending dates for any Offering Period.

Participation and Purchase of Shares

Participation in an Offering under the 2015 Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the “Offering Date”). Payroll deductions may not exceed 10% (or such other rate as the Committee determines) of an employee’s compensation on any payday during the Offering Period. An employee who becomes a participant in the 2015 Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the 2015 Plan, becomes ineligible to participate, or terminates employment.

Subject to any uniform limitations or notice requirements imposed by the Company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the 2015 Plan at any time during an Offering. Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering or the subsequent Offering.

Subject to certain limitations, each participant in an Offering is granted a Purchase Right equal to the lesser of (i) that number of whole shares determined by dividing the “Dollar Limit” by the fair market value of a share of common stock on the Offering Date and (ii) the “Share Limit.” For this purpose, the “Dollar Limit” is determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounded to the nearest whole dollar. The “Share Limit” is equal to 500 multiplied by the number of months (rounded to the nearest whole month) in the Offering Period and rounded to the nearest whole share. However, no participant may purchase shares of common stock under the 2015 Plan or any other employee stock purchase plan of the Company having a fair market value exceeding $25,000 for each calendar year (measured by the fair market value of the Company’s common stock on the first day of the Offering Period in which the shares are purchased) in which a Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.

On the last day of each Offering Period (a “Purchase Date”), the Company issues to each participant in the Offering the number of shares of the Company’s common stock determined by dividing the amount of payroll deductions accumulated for the participant during the Offering Period by the purchase price, limited in any case by the number of shares subject to the participant’s Purchase Right for that Offering. The price at which shares are sold under the 2015 Plan is established by the Committee but may not be less than 85% of the lesser of the fair market value per share of common stock on the Offering Date or on the Purchase Date. The fair market value of the common stock on any relevant date generally will be the closing price per share as reported on the national or regional securities exchange or quotation system constituting the primary market for the shares. On October 12, 2015, the closing price per share of common stock was $4.08. Any payroll deductions under the 2015 Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next Offering Period, at the option of the participant.

Amendment and Termination

The 2015 Plan will continue until terminated by the Plan Administrator. The Plan Administrator may at any time amend or terminate the 2015 Plan, except that the approval of the Company’s shareholders is required within twelve months of the adoption of any amendment (i) increasing the number of shares authorized for issuance under the 2015 Plan, or (ii) changing the definition of the corporations which may be designated by the Plan Administrator as corporations the employees of which may participate in the 2015 Plan.

Corporate Transactions

The 2015 Plan defines a “Change in Control” of the Company as any of the following events upon which the shareholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor, or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; (iii) certain mergers or consolidations to which the Company is a party; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor, or purchasing corporation or parent thereof may assume the Company’s rights and obligations under the 2015 Plan. However, if such corporation elects not to assume the outstanding Purchase Rights, the Purchase Date of the then-current Offering Period will be accelerated to a date before the Change in Control specified by the Plan Administrator. Any Purchase Rights that are not assumed or exercised prior to the Change in Control will terminate.

Certain U.S. Federal Income Tax Consequences

The following is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 2015 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Generally, there are no tax consequences to an employee of either becoming a participant in the 2015 Plan or purchasing shares under the 2015 Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (a “Disqualifying Disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant’s death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant’s death.

A capital gain or loss will be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less.

If the participant disposes of the shares in a Disqualifying Disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

New Plan Benefits

Because benefits under the 2015 Plan will depend on employees’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2015 Plan is approved by our shareholders. Non-employee directors are not eligible to participate in the 2015 Plan.

The Board of Directors recommends that you vote “FOR” approval of the Company’s 2015 Employee Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed Mayer Hoffman McCann P.C. (“MHM”) as our independent registered public accounting firm with respect to our financial statements for the fiscal year ending July 31, 2016. MHM has served as the Company’s independent registered public accounting firm since May 2011.

In re-appointing MHM, the Audit Committee considered MHM’s independence with respect to the services to be performed and other factors that the Audit Committee and the Board believe are advisable and in the best interest of the shareholders. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to shareholders for ratification.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of MHM as the Company’s independent registered public accounting firm for 2016. In the event that this selection of independent registered public accounting firm is not ratified by a majority vote of the shares of common stock present or represented at the Annual Meeting, the Audit Committee may, in its discretion, consider the selection of a different firm.

Representatives of MHM are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. If MHM should decline to act or otherwise become incapable of acting, or if MHM’s engagement is discontinued for any reason, the Audit Committee will appoint another independent registered public accounting firm to serve as our independent registered public accounting firm for our 2016 fiscal year.

Fees Paid to Independent Registered Public Accounting Firm

In connection with the audits of our consolidated financial statements for our 2015 and 2014 fiscal years, we entered into agreements with MHM, which set forth the terms by which MHM will perform audit services for the Company. The following table presents the aggregate fees billed to the Company in the fiscal year ended July 31, 2015 (“FY 2015)” and the fiscal year ended July 31, 2014 (“FY 2014”) for the indicated services during those periods:

	FY 2015	FY 2014
Audit Fees	$166,969	$177,022
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL FEES	$166,969	$177,022

Audit Fees.  The fees identified under this caption were for professional services rendered by MHM for the audits of our annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s quarterly reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings. Audit fees in 2015 and 2014 include an aggregate of $9,000 and $27,000, respectively, in fees paid to MHM in connection with consents related to our filings of Forms S-1, S-3 and S-8 during Fiscal 2015 and Fiscal 2014.

Audit-Related Fees.  Audit-related fees comprise fees for professional services that are reasonably related to the performance of the worldwide audit or review of the Company’s financial statements. No such fees were accumulated in 2015 or 2014.

Tax Fees.  Tax fees relate to professional services rendered in connection with tax audits and tax compliance. MHM did not render such services in Fiscal 2015 or Fiscal 2014.

All Other Fees.  These fees consist primarily of consultation fees for the calculation, documentation and disclosure requirements under Financial Accounting Standards Board ASC 740 provided by a professional service firm other than MHM.

Pre-Approval Policy

Our Audit Committee’s charter requires our Audit Committee to pre-approve all audit and permissible non-audit services to be performed for the Company by our independent registered public accounting firm, giving effect to the “de minimis” exception for ratification of certain non-audit services allowed by the applicable rules of the SEC, in order to assure that the provision of such services does not impair the auditor’s independence. All of the fees and services provided by MHM as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

MHM has advised the Company that MHM leases substantially all of its personnel, who work under the control of MHM’s shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. Accordingly, substantially all of the hours expended on MHM’s engagement to audit the Company’s financial statements for Fiscal 2015 and Fiscal 2014, were attributed to work performed by persons other than MHM’s full-time, permanent employees.

The Board of Directors recommends that you vote “FOR” approval of the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm.

PROPOSAL 4

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board is providing shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation program and related policies and practices as they relate to the compensation of our named executive officers. The say on-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Company’s executive compensation program is designed to implement the objective of competitive pay that aligns management’s interests with the interests of shareholders and with the Company’s annual and long-term performance. The Board believes the Company’s executive compensation program uses appropriate structures and sound practices that are effective in achieving our Company milestones. Shareholders are encouraged to read the Compensation Discussion and Analysis section of this document for a detailed discussion of our executive compensation program.

The Board of Directors recommends that you vote “FOR” approval, on an advisory basis, of the compensation of the Company’s named executive officers.

CORPORATE GOVERNANCE

Role of the Board

The Board oversees the Company’s CEO and other senior management in the competent operation of the Company and assures that the long-term interests of the shareholders are being served. The Board has adopted the OncoSec Medical Incorporated Corporate Governance Guidelines (“Corporate Governance Guidelines”) to assist the Board and its committees in performing their duties and serving the best interests of the Company and its shareholders. The Corporate Governance Guidelines are available on our website, located at www.oncosec.com, under the Investors tab.

Director Independence

The Company’s common stock is listed on the NASDAQ Capital Market. NASDAQ listing rules require that a majority of the Company’s directors be “independent” directors as defined by NASDAQ corporate governance standards. As such, the Company’s Board examines the independence of its members annually. In order for a director to be considered independent, the Board must determine that the director has no material relationship with the Company or its affiliates, either directly or as a partner, shareholder, or officer of the organization that has such a material relationship. At a minimum, a director will not be considered independent if, among other things, the director:

•                  Has been employed by the Company or its affiliates in the current year or past three years;

•                  Has accepted, or has an immediate family member who has accepted, any compensation from the Company or its affiliates in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (except for board services, retirement plan benefits or non-discretionary compensation);

•                  Has an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

•                  Has been or has an immediate family member who has been, a partner in, a controlling shareholder or an executive officer of any organization to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company’s securities or under non- discretionary charitable contribution matching programs) that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three fiscal years;

•                  Has been or has an immediate family member who has been employed as an executive of another entity where any of the Company’s executives serve or have served during the past three years on that entity’s compensation committee; and

•                  Is or has an immediate family member who is a current partner of the Company’s outside auditor, or was a partner or an employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

The Board has determined that all directors, with the exception of Punit Dhillon, are independent under the applicable rules of NASDAQ and the SEC. Punit Dhillon is not independent because he is our President and Chief Executive Officer.

Board Leadership Structure

Under the Corporate Governance Guidelines, the Board has the flexibility to decide whether it is in the best interests of the Company for the roles of Chief Executive Officer and Chairman of the Board to be separate or combined. Following the appointment of our current directors to the Board in 2011, the Board determined that it was in the best interests of the Company for the roles of Chief Executive Officer and Chairman of the Board to be separate in recognition of the differences between the two roles and to permit the individual serving in each role to focus on different aspects of our business.

In qualifying the separation of the two positions, our Chief Executive Officer, Mr. Punit Dhillon, is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Dr. Avtar Dhillon, provides guidance to the Chief Executive Officer, works with the Chief Executive Officer in setting the agenda for Board meetings and presides over meetings of the full Board. Dr. Avtar Dhillon has significant experience with our technology as a result of his roles at Inovio, as well as with respect to securing financing for emerging companies. Mr. Punit Dhillon, in addition to his corporate finance expertise, also brings extensive experience in execution of the corporate strategy, clinical development plan and operations as a result of his similar duties at Inovio before joining our Company.

The Board periodically reviews the leadership structure to determine whether it continues to best serve the Company and its shareholders. The Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its shareholders, and therefore one person may, in the future, serve as both our Chief Executive Officer and Chairman of the Board.

The functions of the Board are carried out by the full Board and, when delegated, by the Board committees. Each director participates in our major strategic and policy decisions. The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board, as described below. Strong directors chair various committees involved in risk oversight, there is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Meetings of the Board of Directors

Our Board met 4 times during fiscal year 2015, in compliance with the standards set forth in the Corporate Governance Guidelines. All directors attended 100% of the meetings of the Board and of the committees of the Board on which he served during fiscal year 2015. The numbers of committee meetings held by each committee during fiscal year 2015 were: Audit Committee—5, Compensation Committee—3, Nomination and Corporate Governance Committee—3, Clinical and Regulatory Affairs Committee—0, and Financing Committee—0.(1)

Our Corporate Governance Guidelines require that directors attend our annual meeting of shareholders, absent a valid reason. All of our directors attended our Fiscal Year 2015 annual meeting of shareholders on July 31, 2015.

Committees of the Board

The standing committees of the Board are its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Clinical and Regulatory Affairs Committee, and Financing Committee. The Board has determined that the Chairs and all committee members are independent under applicable NASDAQ and SEC rules for committee memberships. The members of the committees are shown in the table below.

Committee Membership
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Clinical and Regulatory Affairs Committee	Financing Committee
Dr. Avtar Dhillon	X	Chair	X	X	Chair
Dr. Anthony Maida	Chair	—	X	Chair	—
Dr. James DeMesa	X	X	Chair	—	—
Punit Dhillon	—	—	—	—	—

Audit Committee

The Audit Committee has oversight responsibilities regarding, among other things, the preparation of our financial statements and our financial reporting and disclosure processes; the administration, maintenance and review of our system of internal controls regarding accounting compliance; our practices and processes relating to internal audits of our financial statements; the appointment of our independent registered public accounting firm and the review of its qualifications and independence; the review of reports, written statements and letters from our independent registered public accounting firm; and our compliance with legal and regulatory requirements in connection with the foregoing. The Board has determined that Dr. Maida is an “audit committee financial expert,” as defined under applicable SEC rules and also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has adopted a written charter for the Audit Committee, which is available on our website, www.oncosec.com, under the Investors tab.

Compensation Committee

The duties of the Compensation Committee include, without limitation: reviewing, approving and administering compensation programs and arrangements to ensure that they are effective in attracting and retaining key employees and reinforcing business strategies and objectives; determining the objectives of our executive officer compensation programs and the specific objectives relating to CEO compensation, including evaluating the performance of the CEO in light of those objectives; approving the compensation of our other named executive officers and our directors; administering our as-in-effect incentive-compensation and equity-based plans; and producing an annual report on named executive officer compensation for inclusion in our proxy statement, when required and in accordance with applicable rules and regulations.

(1)  During Fiscal Year 2015, the functions of the Financing Committee were performed by the Board as a whole.

While management presents their views regarding attainment of business objectives and recommended compensation, the Compensation Committee performs its own independent analysis and makes the final determinations regarding all compensation related matters. The Compensation Committee is not authorized to delegate its authority without the prior approval of our Board, but has delegated its authority with the Board’s approval to both our Chief Executive Officer, Punit Dhillon and our Chairman of the Board, Dr. Avtar Dhillon solely with respect to routine option grants to non-executive employees of 7,500 shares or less.

The Board has adopted a written charter for the Compensation Committee, which is available on our website, www.oncosec.com, under the Investors tab.

The Compensation Committee is authorized to engage independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s named executive officers and other key employees. In January 2015, the Compensation Committee retained the services of Barney & Barney, a national compensation consulting firm, to provide advice and recommendations regarding the compensation of the Company’s named executive officers and other senior officers for Fiscal Year 2015. Barney & Barney did not perform any other services on behalf of management or the Company.

The Compensation Committee has determined that Barney & Barney is independent and that Barney & Barney’s work did not raise any conflict of interest. The Compensation Committee made such determination primarily on the basis of the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Rule 10C-1(b)(4) under the Exchange Act.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include, without limitation: assisting in the identification of nominees for election to our Board, consistent with approved qualifications and criteria; determining the composition of the Board and its committees; recommending to the Board the director nominees for the annual meeting of shareholders; establishing and monitoring a process of assessing the effectiveness of the Board; developing and overseeing a set of Corporate Governance Guidelines and procedures; and overseeing the evaluation of our directors and named executive officers.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website, www.oncosec.com, under the Investors tab.

Clinical and Regulatory Affairs Committee

The Clinical and Regulatory Affairs Committee has responsibilities relating to reviewing and providing comments on the clinical development plan for our ImmunoPulse™ programs, including introducing the clinical team to established opinion leaders, potential doctors and investigators, regulatory contacts and other professionals in the clinical oncology field that could benefit us in executing our development plan. The Clinical and Regulatory Affairs Committee does not currently have a charter.

Financing Committee

The Financing Committee has responsibilities relating to our efforts to obtain adequate funding to finance our development programs and operations. The Financing Committee does not currently have a charter. During Fiscal Year 2015, the functions of the Financing Committee were performed by the Board as a whole.

Nomination of Directors

Identification and Evaluation of Nominees for Director

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board, named executive officers, professional search firms, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee recommends the director nominees to our Board for approval for election at each annual meeting of shareholders. Under our bylaws, any director appointed by our Board is subject to re-election by shareholders at our next annual meeting of shareholders.

The Nominating and Corporate Governance Committee and the Board will consider candidates recommended by shareholders on a case-by-case basis, provided that shareholders submit any proposed candidate in accordance with the provisions of our Bylaws. A shareholder who desires to recommend a candidate for nomination to the Board of Directors should do so in writing to the Company at 5820 Nancy Ridge Drive, San Diego, California 92121, Attn: Secretary. Our Bylaws provide that any such written notice must be received by the Company not less than 90 days before the date of the annual meeting of shareholders at which directors are to be elected. The shareholder’s notice must include, among other things as specified in our Bylaws, certain personal identification information about the shareholder and its director nominee(s); the principal occupation or employment of the director nominee(s); the class and number of shares of the Company that are beneficially owned by the shareholder and its director nominee(s); and any other information relating to the director nominee(s) that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. A shareholder who complies with the notice procedures set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of shareholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting, unless an applicable rule of the SEC requires that we include the director nominee in our proxy statement.

Director Qualifications

Our Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for the election of directors. In considering potential new directors, the Nominating and Corporate Governance Committee may review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with the Company’s industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what brings most persons to the Board’s attention, there is further consideration on whether the individual has the time available to devote to the work of the Board on one or more of its committees. The Nominating and Corporate Governance Committee also reviews the activities and associations of each candidate to ensure there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board. Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee recognizes that under applicable regulatory requirements at least one member of the Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Nominating and Corporate Governance Committee seeks to nominate a director that brings to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

Board Oversight of Risk Management

The Board as a whole is responsible for risk management oversight of the Company. The involvement of the full Board in setting our business strategy and objectives is integral to the Board’s assessment of our risk and also a determination of what constitutes an appropriate level of risk and how best to manage any such risk. This involves receiving reports and/or presentations from applicable members of management and the committees of the Board. The full Board conducts on-going assessment of our financial risk, legal/compliance risk and operational/strategic risk and addresses individual risk issues with management throughout the year as necessary.

While the Board has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to its committees. In particular, the Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, and discussing our major risk exposures and the steps management has taken to maintain and control these exposures. In addition, the Audit Committee focuses on financial risks and related controls and processes, and discusses with management our financial statements and the reasonableness of significant judgments and the adequacy and effectiveness of our accounting and financial controls. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy and objectives. Finally, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance and developing and reviewing our Code of Business Conduct and Ethics.

In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. Named Executive Officer’s base salaries are fixed in amount and thus do not encourage risk-taking. Cash bonuses are tied to overall corporate performance. The majority of compensation provided to the named executive officers is in the form of time-based and performance-based long-term equity awards that help further align executives’ interests with those of the Company’s shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price performance and because awards are subject to regular vesting schedules to help ensure that a significant component of executive compensation is tied to shareholder value creation.

The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the Company’s annual cash and long-term equity awards provide an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term shareholder value creation and do not encourage short-term risk taking at the expense of long-term results. In general, bonus opportunities for Company employees are capped, and the Company has discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors it may determine to be appropriate in the circumstances. As with the compensation of the Company’s named executive officers, a substantial portion of the compensation for employees generally is delivered in the form of equity awards that help further align the interests of employees with those of shareholders.

Additionally, the full Board regularly receives reports from our Chief Executive Officer, the executive officer principally responsible for aiding the Board in identifying, evaluating and implementing risk management controls and methodologies to address identified risks.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. The Code of Business Conduct and Ethics is available for review on our website at www.oncosec.com under the Investors tab, and is also available in print, without charge, to any shareholder who requests a copy by writing to us at OncoSec Medical Incorporated, 5820 Nancy Ridge Drive, San Diego, California 92121, Attention: Investor Relations. There have not been any waivers granted of the Code of Business Conduct and Ethics relating to any of our named executive officers or directors during Fiscal Year 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of such forms furnished to us from such reporting persons, the Company believes that all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent shareholders were met during Fiscal Year 2015 in a timely manner, except that Dr. Le inadvertently failed to timely file her Form 3 and her Form 4 to report receipt of options to purchase common stock; these items were filed approximately two months late.

Certain Relationships and Related Transactions

The Company has various procedures in place to identify potential related party transactions, which are reviewed and overseen by the Audit Committee as required by its charter. Furthermore, the Company’s Code of Business Conduct and Ethics addresses potential conflicts of interest, and requires that the existence of any actual or potential conflicts of interest be disclosed to the Chairman of the Audit Committee, requesting a waiver and cooperating in the establishment of procedures to neutralize the conflict. Waivers for directors and named executive officers must be approved by the Board. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director or named executive officer.

Since the beginning of our last fiscal year, there has been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

Dr. Dhillon and Dr. DeMesa were the members of the Compensation Committee during 2015. None of the members of the Compensation Committee is or has been a named executive officer of the Company, nor did they have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. None of the Company’s named executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, any named executive officer of which served as a director of the Company or member of the Compensation Committee during 2015.

EXECUTIVE OFFICERS

Set forth below is information regarding the named executive officers of the Company. Biographical information pertaining to Punit Dhillon, who is both a director and named executive officer of the Company, can be found in the section entitled “Election of Directors.”

Named Executive Officer	Position with the Company	Age as of the Annual Meeting	Officer Since
Punit Dhillon	Chief Executive Officer, President and Director	35	March 2011
Richard Slansky	Chief Financial Officer	58	July 2015
Veronica Vallejo	Chief Financial Officer (Former)	42	March 2011
Robert Pierce, MD	Chief Scientific Officer	51	December 2013
Mai Le, MD	Chief Medical Officer	39	September 2014
Sheela Mohan-Peterson	Chief Legal and Compliance Officer	53	August 2015

Richard B. Slansky, Chief Financial Officer.  Mr. Slansky has been Chief Financial Officer of the Company since July 2015. Mr. Slansky is responsible for leading financial operations and activities for the Company as well as managing financial plans and budgets. Mr. Slansky served as a financial and operations consultant from September 2014 until July 2015. Previously, Mr. Slansky served as the Chief Financial Officer of GenMark Diagnostics, Inc. from April 2012 to May 2014 and served as its Principal Accounting Officer until May 2014. Mr. Slansky served as the Chief Financial Officer at Digirad Corporation from March 2009 to April 2012 and also served as its Corporate Secretary from March 2011 to April 2012. Mr. Slansky served as the Chief Financial Officer and Corporate Secretary of SpaceDev Inc. from February 2003 to March 2009. Mr. Slansky served as President of SpaceDev Inc. from November 2004 to December 2008. Mr. Slansky has more than 25 years of senior management experience and has a proven track record managing financial investments for life science and high technology companies. In his previous positions, Mr. Slansky showed a high success rate in raising capital, as well as balancing fiscal discipline and aggressive growth by cultivating business partnerships between R&D, sales, finance, and operations support. In addition, he has been instrumental in investing in technology and implementing process improvements, which fostered a culture of innovation and operational excellence in his companies. He has served as a Director on the Board of several private life science and high technology companies and currently serves on the Board of three private companies. Mr. Slansky earned a Bachelor’s Degree in Economics with a concentration in Decision Sciences from The University of Pennsylvania’s Wharton School of Business and a Master’s Degree in Business Administration with a concentration in Finance and Accounting from the University of Arizona.

Veronica Vallejo, Chief Financial Officer (Former).  Ms. Vallejo served as an officer of the Company from February 2011 until June 2015. She served as our Controller, Secretary and Treasurer prior to being appointed as our Chief Financial Officer in February 2013. Prior to working for us, Ms. Vallejo worked in public accounting since 1997, most recently working as a Senior Manager with Mayer Hoffman McCann P.C. from January 2001 to December 2010. Ms. Vallejo holds a B.S. in Business Administration with an emphasis in accounting from San Diego State University. She is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Dr. Robert Pierce, Chief Scientific Officer.  Dr. Pierce has served as our Chief Scientific Officer since September 2014 and prior to then he served as our Chief Medical Officer since December 2013. Previously, Dr. Pierce was Executive Director, Department of Pathology for Merck Research Labs where he led the Global Anti-PD-1 development team, and contributed to seven successful IND applications in Oncology, Autoimmune Disease and Diabetes and participated in drug discovery research in immunopathology from March 2007 until October 2013. Prior to joining Merck Research Labs, from 2003 to 2007, Dr. Pierce worked as a Principal Investigator of a K-08 and RO1-funded research lab, Course Director for graduate/medical student education, Staff Pathologist and Director of Autopsy Pathology at the University of Rochester School of Medicine/Strong Memorial Hospital. He is also the co-author of over fifty peer-reviewed journal articles and book chapters. From 1999 to 2001, Dr. Pierce was Medical Director at United States Air Force Medical Corps (Major), Wright-Patterson Air Force Base. Dr. Pierce received his post-doctoral training at the University of Washington, Seattle, WA, his graduate education and training at Brown University School of Medicine in Providence, RI, and his undergraduate education at Yale University in New Haven, CT. As a Fulbright Award recipient, Dr. Pierce studied Philosophy at the Albert-Ludwigs University in Freiburg, Germany. Dr. Pierce is American Board certified in Pathology and holds an active California State medical license.

Dr. Mai Le, Chief Medical Officer.  Dr. Le has served as our Chief Medical Officer since September 2014. Prior to joining the Company, Dr. Le was Medical Director at Calithera Biosciences, Inc. from July 2013 to September 2014, where she formulated and launched the early clinical development plans for a novel small molecule inhibitor of glutaminase (CB-839) for a variety of solid and hematological tumor indications. From June 2008 to April 2013, she was medical director or associate medical director at Plexxikon Inc., Onyx Pharmaceuticals, Inc., and Proteolix, Inc. At Proteolix and, later, Onyx

Pharmaceuticals, her work contributed to the accelerated approval of carfilzomib (Kyprolis™), a second generation proteosome inhibitor, for the treatment of relapsed/refractory multiple myeloma. Prior to entering medical school, Dr. Le managed clinical trial activities for PAREXEL International Corporation in Waltham, Massachusetts. Dr. Le received her medical degree at the University of Rochester School of Medicine and Dentistry and completed her residency in Clinical Pathology/Laboratory Medicine at the University of California at San Francisco. She received her Bachelor of Arts in Biology from Cornell University. Dr. Le is licensed to practice in California.

Sheela Mohan-Peterson, Chief Legal and Compliance Officer.  Ms. Mohan-Peterson has served as our Chief Legal and Compliance Officer since August 2015. She was previously our General Counsel and Corporate Secretary since joining the Company in September 2014. Before joining the Company, Ms. Mohan-Peterson was most recently a Senior Patent Counsel at Merck & Co., Inc. She also held patent counsel positions at several companies, including Schering-Plough Biopharma, DNAX Research Institute, Incyte Genomics, and Roche Bioscience. She received her Bachelor’s Degree in biology from Washington University in St. Louis, her Master’s Degree in biology from Rutgers University, and her law degree from Peninsula (now Lincoln) University (CA).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the disclosure contained in the following section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the section “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

THE COMPENSATION COMMITTEE:

Dr. Avtar Dhillon (Chair) Dr. James DeMesa

*                                         Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate other filings with the SEC, including this information statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In this section, we provide an overview and analysis of the Company’s compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions.

Say-on-Pay Consideration

In accordance with SEC rules, our shareholders voted on the “say-on-pay” non-binding advisory resolution at our Fiscal Year 2013 Annual Meeting and also voted that the frequency of such votes should occur once every three years. Our shareholders will vote on the “say-on-pay” non-binding advisory resolution at this Annual Meeting.

Compensation Philosophy and Process

The Company’s compensation philosophy is set by the Compensation Committee and affirmed by the Board. Our philosophy is intended to align named executive officer compensation with the Company’s annual and long-term performance. A significant portion of each named executive officer’s total compensation opportunity is directly related to achieving absolute and relative performance targets driving our progress toward the goals of our long-term strategic and business plans.

We believe that our strong performance supports the executive compensation plans and programs the Committee has approved for the named executive officers. Our goal has been to design best practice compensation plans that drive short- and long-term positive results for our shareholders within the framework of our compensation philosophy as detailed further in this Compensation Discussion and Analysis.

The Company wants its named executive officers and employees to balance the risks and related opportunities inherent in the Company’s industry and in the performance of their duties and share the upside opportunity and the downside risks once actual performance is measured. To this point, the Board has completed a risk analysis of all of our compensation policies and programs for its employees and has determined that these policies and programs are not reasonably likely to have a material adverse effect on the Company. For further information, please see “Corporate Governance—Board Oversight of Risk Management.”

Compensation Components

The Company’s executive compensation program is simple in design. It consists of components designed to reward individual performance based on the Company’s short-term and long-term performance, and how this performance links to our corporate strategy. The elements of our total compensation for named executive officers are as follows:

Rewarding Short-Term Performance

Base salaries.  Base salaries are customary and help attract and retain executives. It recognizes the contribution of employees, level of experience, education and abilities, while remaining competitive in the market place. Base salary for each employee and named executive officer’s position is primarily determined with regard for the employee’s responsibilities, individual performance, overall corporate performance, and through the assessment of the market environment, conditions and competitiveness.

Discretionary performance-based cash bonuses.  The Compensation Committee awards performance-based cash bonuses on an annual basis to provide the named executive officers with the opportunity to earn compensation for achieving the Company’s annual performance goals. Punit Dhillon participates in the same performance-based cash bonus program as the other named executive officers. The Compensation Committee retains the right to award such cash bonuses in its sole discretion and best business judgment, if the Committee determines that a named executive officer has made a significant contribution to the Company’s success in the past year.

Discretionary stock awards.  The Company retains the right to award shares of stock or other stock-based awards to named executive officers in its sole discretion and best business judgment, if the Compensation Committee determines that a named executive officer has made a significant contribution to the Company’s success in the past year.

Rewarding Long-Term Performance

Long-Term Incentive Awards.  Long-term incentive in the form of options to purchase common stock of the Company are intended to align the interests of the directors, officers and named executive officers of the Company with those of its shareholders, to provide a long term incentive that rewards these individuals for their contribution to the creation of shareholder value, and to reduce the cash compensation the Company would otherwise have to pay. This approach is based on the assumption that the performance of the Company’s common stock price over the long term is an important indicator of long term performance.

Incentive stock options are to be granted at a price that is no less than 100% of the fair value of the stock at the date of grant. Options vest over a period specified in individual option agreements entered into with grantees, and are exercisable for a maximum period of ten years after the date of grant. Options granted to shareholders who own more than 10% of the outstanding stock of the Company at the time of grant must be issued at an exercise price no less than 110% of the fair value of the stock on the date of grant.

Other Elements of Total Compensation

Other benefits and perquisites.  The Company retains the right to provide active full-time employees with other benefits, such as reimbursement for medical, dental, short-term disability, long-term disability, and relocation expenses.

Retirement benefits.  The Company retains the right to offer employees qualified retirement plans.

Employment agreements.  We maintain employment agreements with each of our named executive officers to ensure that they will perform their roles for an extended period of time. These agreements are described in more detail elsewhere in this Proxy Statement.

Other compensation.  Effective May 15, 2012, the Company adopted a defined contribution savings plan pursuant to Section 401(k) of the Code. The plan is for the benefit of all qualifying employees and permits voluntary contributions by participants up to 100% of eligible compensation, subject to the Internal Revenue Service imposed maximum limits. The terms of the plan allow for matching contributions at 100% of a participant’s salary deferral up to the first 6%. Matching contributions are determined each pay period. In Fiscal Year 2014 and Fiscal Year 2013, the terms of the plan allowed discretionary employer matching contributions; however, no such contributions were made.

The Role of Management in Compensation Decisions

The Compensation Committee determines all compensation for the named executive officers. Each year, typically during the Company’s third fiscal quarter, the Compensation Committee conducts an evaluation of each named executive officer to determine if any changes in the officer’s compensation would be appropriate based on the considerations described below. At the Compensation Committee’s request, Punit Dhillon provides input regarding the performance and appropriate compensation of the other named executive officers. The Compensation Committee considers Punit Dhillon’s evaluation of the other named executive officers because of his direct knowledge of each named executive officer’s performance and contributions.

The Role of the Compensation Consultant

The Compensation Committee is authorized to engage independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s named executive officers and other key employees. In January 2015, the Compensation Committee retained the services of Barney & Barney, a national compensation consulting firm, to provide advice and recommendations regarding the compensation of the Company’s named executive officers and other senior officers for Fiscal Year 2015. The Compensation Committee evaluated the Company’s relationship with Barney & Barney, including using the factors provided in the charter of the Compensation Committee, and determined that Barney & Barney is independent from the Company’s officers and other management. The Compensation Committee considered Barney & Barney’s advice and recommendations when evaluating named executive officer compensation during the third quarter of Fiscal Year 2015.

Total Annual Cash Compensation

In March of 2015, after evaluating the report of Barney & Barney, and in recognition of the variances between the salaries of the Company’s executives and market competitive positioning and the executives’ individual performance, skills and experience, the Compensation Committee increased the base salaries to the following: Punit Dhillon’s base salary was increased to $418,000; Veronica Vallejo’s base salary was increased to $286,000; Robert Pierce’s base salary was increased to $330,000; and Mai Le’s base salary was increased to $286,000. Richard Slansky and Sheela Mohan-Peterson were not named executive officers of the Company in March of 2015.

As discussed above, the Compensation Committee typically considers and makes adjustments to executive compensation during the Fiscal Year. As a result, the amount actually paid to each of the Company’s named executive officers during Fiscal Year 2015 differs from the officer’s annual base salary as of the beginning or the end of Fiscal Year 2015. In addition, not all named executive officers were employees of the company for the entirety of Fiscal Year 2015; the amount these individuals actually received during Fiscal Year 2015 therefore does not match their annual base salary.

During Fiscal Year 2015, the base salary paid to each of the Company’s named executive officers was as follows: Punit Dhillon — $394,250; Richard Slansky — $20,282; Veronica Vallejo — $265,533; Robert Pierce — $311,250; Mai Le — $237,250; and Sheela Mohan-Peterson — $190,750.

Discretionary Performance-Based Cash Bonuses

The Compensation Committee awards performance-based cash bonuses on an annual basis to provide the named executive officers with the opportunity to earn compensation for achieving the Company’s annual performance goals. The Compensation Committee retains the right to award such cash bonuses in its sole discretion and best business judgment, if the Committee determines that a named executive officer has made a significant contribution to the Company’s success in the past year.

Performance Goals.  Performance goals used to determine the annual bonuses for the named executive officers in Fiscal Year 2015 fell into four categories, which were chosen because they reflect measures of company performance and product development, which both associated with shareholder value creation. The categories were as follows: (i) expand and execute on the ImmunoPulse™ clinical development plan; (ii) maintain a strong financial position by raising at least $20 Million in calendar year 2014 from a combination of equity, licensing/milestone revenues, and grant funding; (iii) establish a high-quality and market competitive research and development pipeline through partnering and M&A; and (iv) execute on engineering and quality objectives.

The Compensation Committee determined to award a discretionary bonus to each of the named executive officers based on the achievement of the performance categories by the Company and its named executive officers, as well as the overall performance of the Company and the named executive officers. In making this decision, the Compensation Committee considered managements’ efforts in growing the company with key hires and executing on the clinical development strategy, while expanding the internal pipeline for ImmunoPulse™, and also engaging in notable industry and academic collaborations in Fiscal Year 2015. However, the Compensation Committee also took into account factors such as the Company’s relatively low stock price. The Compensation Committee determined that the Company’s named executive officers achieved 90% of their performance goals, and it granted discretionary bonuses to named executive officers based on such achievement, as well as on the basis of the Barney & Barney compensation report prepared for the Compensation Committee.

Long-Term Incentive Awards

The Compensation Committee and the Board are responsible for determining long-term incentives in the form of stock options to be granted to the named executive officers and directors of the Corporation and for any other officers of the Company from time to time, to ensure such arrangements reflect the responsibilities and risks associated with each position. When determining the compensation of the Company’s named executive officers, directors and other officers, the Compensation Committee considers (i) recruiting and retaining executives critical to the success of the Company and the enhancement of shareholder value; (ii) providing fair and competitive compensation; (iii) balancing the interests of management and the Company’s shareholders; and (iv) rewarding performance, both on an individual basis and with respect to operations in general.

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of Fiscal Year 2015 and Fiscal Year 2014 for our named executive officers employed as such at that time, consisting of (i) our principal executive officer, (ii) our principal financial officer and former principal financial officer, (iii) our two additional executive officers who were serving as executive officers at the end of Fiscal Year 2015, and (iv) an additional individual who would have been included in item (iii) above but who was not appointed as an executive officer until after the end of Fiscal Year 2015.

Name and Principal Position (1) (a)	Fiscal Year (b)	Salary (c)	Bonus (d)	Option Awards (2) (f)	All Other Compensation (3) ($) (i)	Total ($) (j)
Punit Dhillon	2015	$394,250	$136,800	$364,975	—	$896,025
Chief Executive Officer and President (4)	2014	$342,500	$125,000	$435,892	—	$903,392
Richard Slansky	2015	$20,282	—	—	—	$20,282
Chief Financial Officer (5)
Veronica Vallejo	2015	$265,533	$70,200	$755,435	$353,909	$1,450,377
Chief Financial Officer (former) (6)	2014	$235,000	$75,000	$212,309	—	$522,309
Robert Pierce, MD	2015	$311,250	$94,500	$155,094	—	$560,844
Chief Scientific Officer (7)	2014	$172,821	—	$213,110	$3,750	$389,681
Mai Le, MD	2015	$237,250	$23,400	$322,906	$54,000	$637,556
Chief Medical Officer (8)
Sheela Mohan-Peterson	2015	$190,750	$17,500	$38,967	—	$247,217
Chief Legal and Compliance Officer (subsequent) (9)

(1)                                 The principal positions shown are as of July 31, 2015, except where otherwise noted. Please note that columns (e) “Stock Awards,” (g) “Non-Equity Incentive Compensation” and (h) “Change in Pension Value and Non-qualified Deferred Compensation Earnings” have been omitted in accordance with SEC rules because no such compensation was awarded to, earned by, or paid to the named executive officers during Fiscal Year 2015 or Fiscal Year 2014.

(2)                                 The values listed in the above table represent the fair value of the option grants that was recognized during Fiscal Year 2015 and Fiscal Year 2014, as applicable, under Accounting Standards Codification Topic 718 and is calculated as of the grant date using a Black-Scholes option-pricing model. For information on the valuation assumptions with respect to the grants made during Fiscal Year 2015 and Fiscal Year 2014, refer to Note 9 “Stock-Based Compensation” in our financial statements for Fiscal Year 2015, included in our annual report on Form 10-K for the year ended July 31, 2015.

(3)                                 The 2015 amount for Ms. Vallejo under the “All Other Compensation” column relates to the severance package due to Ms. Vallejo under the Termination and Separation Agreement between Ms. Vallejo and the Company. The 2014 amount for Dr. Pierce and the 2015 amount for Dr. Le under the “All Other Compensation” column relate to relocation benefits paid to Dr. Pierce and Dr. Le, respectively.

(4)                                 Mr. Dhillon was appointed our President and Chief Executive Officer on March 10, 2011.

(5)                                 Mr. Slansky was appointed our Chief Financial Officer on July 6, 2015. He is also our Principal Financial and Accounting Officer.

(6)                                 Ms. Vallejo was appointed our Secretary and Treasurer on March 10, 2011 and our Chief Financial Officer on February 8, 2013. In September 2014, Ms. Vallejo resigned as our Secretary. Ms. Vallejo resigned from her position as Chief Financial Officer effective June 24, 2015.

(7)                                 Dr. Pierce was appointed our Chief Medical Officer on December 11, 2013. Dr. Pierce resigned as Chief Medical Officer when he was appointed as our Chief Scientific Officer on September 16, 2014.

(8)                                 Dr. Le was appointed our Chief Medical Officer on September 16, 2014.

(9)                                 Ms. Mohan-Peterson was appointed our Chief Legal and Compliance Officer on August 24, 2015.

Grants of Plan-Based Awards

There have been no grants of compensation in the form of plan-based awards made to our named executive officers.

Outstanding Equity Awards at July 31, 2015

The following table sets forth information regarding equity awards held by the named executive officers as of July 31, 2015, the close of our 2015 fiscal year.(1)

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options, Exercisable (#) (i)	Number of Securities Underlying Unexercised Options, Not Exercisable (#) (j)
Punit Dhillon
2012 (1)	25,000	—
2013 (2)	10,058	2,442
2014 (3)	58,340	41,660
2015 (3)	8,334	16,667
Richard Slansky
2015 (4)	—	150,000
Veronica Vallejo
2012 (1)	7,500	—
2013 (5)	5,000	—
2014 (5)	50,000	—
2015 (5)	12,500	—
Robert Pierce, MD
2014 (6)	56,950	28,050
2015 (4)	4,169	8,331
Mai Le, MD
2015 (7)	43,129	53,371

(1)                                 Effective May 18, 2015 and pursuant to the reverse stock split approved by our Board of Directors, each 20 shares of issued and outstanding common stock, stock options, and warrants, respectively, were combined into and became one share of common stock and no fractional shares were issued. Under Nevada law, because the reverse stock split was approved by our Board of Directors and (i) both the number of authorized shares of the common stock and the number of issued and outstanding shares of common stock were proportionally reduced as a result of the reverse stock split, (ii) the reverse stock split does not adversely affect any other class of stock of ours and (iii) we did not pay money or issue scrip to shareholders who would otherwise be entitled to receive a fractional share as a result of the reverse stock split, shareholder approval was not required. References to numbers of shares of common stock in this filing are reported on a post-split basis, except where it is specified that a figure is reported as of a pre-split date.

(1)                                 These options are fully vested.

(2)                                 These options vest as follows: 33% on the 12-month anniversary of the grant date, with the remaining option shares vesting monthly thereafter for twenty-four months.

(3)                                 These options vest as follows: 25% on grant date, with the remaining option shares vesting monthly thereafter for thirty-six months.

(4)                                 These options vest as follows: 25% on the 90-day anniversary of the grant date, with the remaining option shares vesting monthly thereafter for thirty-three months.

(5)                                 These options became fully vested upon Ms. Vallejo’s departure from the company on June 24, 2015, pursuant to the terms of the Termination and Separation Agreement between the Company and Ms. Vallejo.

(6)                                 These options vest as follows: 34% on the grant date, 33% on the 12-month anniversary of the grant date, and 33% on the twenty-four month anniversary of the grant date.

(7)                                 These options consist of two different grants during Fiscal Year 2015. The options under each grant vest as follows: 25% on the grant date, with the remaining option shares vesting monthly thereafter for thirty-six months.

Option Exercises and Stock Vested

There have been no option exercises by our named executive officers and there have been no grants of stock awards to our named executives.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our named executive officers, and none of our named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended July 31, 2015.

Employment Agreements

Punit Dhillon

On May 18, 2011, we entered into an Employment Agreement with our current President and Chief Executive Officer, Mr. Punit Dhillon. The Employment Agreement provides for the following, among other things: (a) an initial annual base salary of $240,000; (b) eligibility to receive an annual bonus at the discretion of the Board; (c) eligibility to participate in the Company’s stock incentive program at the discretion of the Board; (d) acceleration of vesting of any unvested stock options outstanding upon a change of control of the Company; (e) if Mr. Dhillon is terminated other than for cause, death or disability, or if he terminates his employment with the Company for good reason, Mr. Dhillon is entitled to receive (i) severance payments equal to 24 months of his then current annual base salary, (ii) a pro rata percentage of the annual bonus he had received the prior fiscal year and (iii) payment of health benefits for 24 months, conditioned on his execution of a release; and (f) if Mr. Dhillon’s employment is terminated for death or disability, he or his estate is entitled to receive a pro rata percentage of the annual bonus he had received for the prior fiscal year. In all cases, Mr. Dhillon’s receipt of any such severance payments would be conditioned on his execution of a release. Mr. Dhillon’s Employment Agreement has an initial term of five years.

The term “for cause” is defined to mean (a) acting unlawfully, dishonestly, in bad faith or grossly negligent with respect to the business of the Company as determined by the Board; (b) commission of any crime or fraud against the Company or its property or the conviction of Mr. Dhillon of any felony offense or crime reasonably likely to bring discredit upon Mr. Dhillon or the Company; (c) commission of a material breach or default of any term of the Employment Agreement by Mr. Dhillon if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Company to Mr. Dhillon; (d) any action by Mr. Dhillon constituting misconduct, dishonesty, or neglect in the performance of his duties and responsibilities; (e) any refusal to follow reasonable directions from the Company’s Board; (f) conviction of Mr. Dhillon for an indictable or summary offence; or (g) any other matter that would constitute cause at law. The term “good reason” is defined to mean termination by Mr. Dhillon following the occurrence of any of the following events without Mr. Dhillon’s consent: (a) Mr. Dhillon ceases to report to the Board, provided that such change in reporting relationship results in a material reduction in his authority, duties or responsibilities; or (b) any other material reduction in his duties, authority or responsibilities relative to those in effect immediately prior to the reduction.

On April 25, 2012, our Board approved an increase in Mr. Dhillon’s annual base salary to $270,000. On February 8, 2013, our Board approved an increase in Mr. Dhillon’s annual base salary to $320,000. On March 7, 2014, our Board approved an increase to Mr. Dhillon’s annual base salary to $380,000. On March 3, 2015, our Board approved an increase in Mr. Dhillon’s annual base salary to $418,000.

On April 25, 2012, Mr. Dhillon was granted an option to purchase up to 25,000 shares of our common stock (500,000 shares pre-split) at an exercise price of $4.20 per share ($0.21 pre-split) under the 2011 Plan. The option vested over a two-year period, with 33% vesting immediately upon issuance, 33% vesting on the one-year anniversary of the grant date and 34% vesting on the two-year anniversary of the grant date. The option could have vested immediately upon a corporate transaction or change in control, as defined in the 2011 Plan. The option is now fully vested.

On February 8, 2013, Mr. Dhillon was granted an option to purchase 12,500 shares of our common stock (250,000 shares pre-split) at an exercise price of $4.60 per share ($0.23 pre-split) under the 2011 Plan. The option vests over a three-year period, with 33% vesting on the one-year anniversary of grant date and the remaining option shares vesting monthly thereafter in twenty-four equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On March 7, 2014, Mr. Dhillon was granted an option to purchase 100,000 shares of our common stock (2,000,000 shares pre-split) at an exercise price of $16.10 per share ($0.805 pre-split) outside the 2011 Plan. The option vests over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in thirty-six equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the Stock Option Award Agreement.

On March 3, 2015, Mr. Dhillon was granted an option to purchase 25,000 shares of our common stock (500,000 shares pre-split) at an exercise price of $7.60 per share ($0.38 pre-split) under the 2011 Plan. The option vests over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in thirty-six equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On August 21, 2015, Mr. Dhillon was granted an option to purchase 500,000 shares of our common stock at an exercise price of $5.76 per share under the 2011 Plan. The option vests over a three-year period in thirty-six equal monthly increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

Richard Slansky

On June 25, 2015, we entered into an Employment Agreement with Mr. Richard Slansky, our Chief Financial Officer. The Employment Agreement provides for the following, among other things: (a) an initial annual base salary of $280,000; (b) eligibility to receive an annual bonus at the discretion of the Board; (c) eligibility to participate in the Company’s stock incentive plans at the discretion of the Board or a committee thereof; (d) acceleration of vesting of any unvested options outstanding upon a change of control of the Company; (e) after an initial 90-day probationary period, Mr. Slansky is terminated other than for cause, by death or by disability, or if Mr. Slansky terminates his employment with the Company for good cause, then Mr. Slansky shall be entitled to receive (i) severance payments equal to nine months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time before such time as Mr. Slansky has provided services for the Company for 12 months, or (ii) severance payments equal to 12 months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time after such time as Mr. Slansky has provided services for the Company for 12 months. In all cases, Mr. Slansky’s receipt of any such severance payments would be conditioned on his execution of a release. Mr. Slansky’s Employment Agreement has no stated term and will continue until terminated by the Company or Mr. Slansky.

The term “for cause” is defined to mean (a) commission of a crime involving dishonesty, breach of trust, or physical harm to any person, (b) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement, (c) commission of a material breach of the Employment Agreement, which breach is not cured within 30 days after written notice to Mr. Slansky from the Company, (d) willful refusal to implement or follow a reasonable and lawful policy or directive of the Company, which is not cured within 30 days after written notice to Mr. Slansky from the Company, or (e) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally, which misfeasance or malfeasance is not cured within 30 days after written notice to Mr. Slansky from the Company; and the term “good cause” is defined to mean any one or more of the following events without Mr. Slansky’s consent: (a) a reduction in the amount of Mr. Slansky’s base compensation in a manner that disproportionately adversely affects Mr. Slansky as compared to other senior management of the Company, (b) Mr. Slansky ceases to report directly to the Chief Executive Officer of the Company, provided that such change in reporting relationship results in a material reduction in Mr. Slansky’s authority, duties, or responsibilities, (c) any other material change in Mr. Slansky’s duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such reduction, or (d) the Company’s relocation of Mr. Slansky’s work location more than 30 miles from Mr. Slansky’s then current work location without Mr. Slansky’s consent; provided in each case that the Company shall have 15 business days following its receipt of written notice from Mr. Slansky to cure any such event before it is deemed an event constituting “good cause.”

Mr. Slansky’s Employment Agreement also provides that, as an inducement material to his entering into employment with the Company, Mr. Slansky shall be granted an award of options to purchase shares of the Company’s common stock. On July 6, 2015, Mr. Slansky was granted an option to purchase 150,000 shares of our common stock at an exercise price of $6.12 per share outside of the 2011 Plan. The stock options vest pursuant to the following schedule, subject to Mr. Slansky’s continued service for the Company through each vesting date: 25% of the shares subject to the stock option vested upon the 90-day anniversary of the date of grant, and the remainder shall vest monthly thereafter in thirty-three equal installments. The option may vest immediately upon a corporate transaction or change in control, as defined in the stock option award agreement.

On August 21, 2015, Mr. Slansky was granted an option to purchase 75,000 shares of our common stock at an exercise price of $5.76 per share under the 2011 Plan. The option vests over a three-year period in thirty-six equal monthly increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

Veronica Vallejo

Ms. Veronica Vallejo was our Chief Financial Officer until her resignation on June 24, 2015. In connection with her departure, the Company and Ms. Vallejo entered into a Termination and Separation Agreement. Under the Termination and Separation Agreement, the Company agreed to pay Ms. Vallejo severance of $309,833 (which included 30 days’ pay in lieu of notice under Ms. Vallejo’s Employment Agreement), less applicable withholdings, in the form of salary continuation in accordance with the Company’s customary payroll practices and a pro rata portion of her bonus for 2015 equal to $35,100. In the Termination and Separation Agreement the Company also agreed to pay for applicable premium costs for Ms. Vallejo’s continued group health plan coverage, per her Employment Agreement, and to accelerate the vesting of all 31,586 of Ms. Vallejo’s outstanding stock options and extend the exercise period to one year post-termination.

The details of Ms. Vallejo’s Employment Agreement and compensation that are provided below are provided for the purpose of compliance with applicable rules and regulations, but the terms of the Termination and Separation Agreement now control.

On May 18, 2011, we entered into an Employment Agreement with Ms. Vallejo, who was then Vice President, Finance and Controller. The Employment Agreement provided for the following, among other things: (a) an initial annual base salary of $140,000; (b) eligibility to receive an annual bonus at the discretion of the Board; (c) eligibility to participate in the Company’s stock incentive program at the discretion of the Board; (d) acceleration of vesting of any unvested stock options outstanding upon a change of control of the Company; (e) if Ms. Vallejo was terminated other than for cause, death or disability, or if she terminated her employment with the Company for good reason, she was entitled to receive (i) severance payments equal to six months of her then current annual base salary, (ii) a pro rata percentage of the annual bonus she had received the prior fiscal year and (iii) payment of health benefits for six months, conditioned on her execution of a release; and (f) if Ms. Vallejo’s employment was terminated for death or disability, she or her estate was entitled to receive a pro rata percentage of the annual bonus she had received for the prior fiscal year. In all cases, Ms. Vallejo’s receipt of any such severance payments would be conditioned on her execution of a release. Ms. Vallejo’s Employment Agreement had an initial term of five years.

The term “for cause” was defined to mean (a) acting unlawfully, dishonestly, in bad faith or grossly negligent with respect to the business of the Company as determined by the Board; (b) commission of any crime or fraud against the Company or its property or the conviction of Ms. Vallejo of any felony offense or crime reasonably likely to bring discredit upon Ms. Vallejo or the Company; (c) commission of a material breach or default of any term of the Employment Agreement by Ms. Vallejo if such material breach or default had not been remedied within 30 days after written notice of the material breach or default had been delivered by the Company to Ms. Vallejo; (d) any action by Ms. Vallejo constituting misconduct, dishonesty, or neglect in the performance of her duties and responsibilities; (e) any refusal to follow reasonable directions from the Chief Executive Officer of the Company; (f) conviction of Ms. Vallejo for an indictable or summary offence; or (g) any other matter that would constitute cause at law. The term “good reason” was defined to mean termination by Ms. Vallejo following the occurrence of any of the following events without Ms. Vallejo’s consent: (a) Ms. Vallejo ceasing to report directly to the President and Chief Executive Officer or the Board, provided that such change in reporting relationship results in a material reduction in her authority, duties or responsibilities; or (b) any other material reduction in her duties, authority or responsibilities relative to those in effect immediately prior to the reduction.

On June 30, 2011, Ms. Vallejo was promoted to Vice President, Finance, and she received a commensurate increase in her base annual salary to $160,000. On April 25, 2012, our Board approved an increase in Ms. Vallejo’s annual base salary to $180,000. On February 8, 2013, our Board appointed Ms. Vallejo as our Chief Financial Officer and increased her annual base salary to $220,000. On March 7, 2014, our Board approved an increase to Ms. Vallejo’s annual base salary to $260,000. On March 3, 2015, our Board approved an increase to Ms. Vallejo’s annual base salary to $286,000.

On August 2, 2013, the Compensation Committee of our Board approved an amendment to Ms. Vallejo’s Employment Agreement, pursuant to which (i) the severance payment payable to Ms. Vallejo in the event of her termination was amended to equal 12 months instead of six months of her annual base salary at the time of termination, and (ii) the period for which we would pay for applicable premium costs for continued group health plan coverage was increased from six months to 12 months following the date of her termination, subject in each case to the terms of the Employment Agreement.

On April 25, 2012, Ms. Vallejo was granted an option to purchase up to 7,500 shares of our common stock (150,000 shares pre-split) at an exercise price of $4.20 per share ($0.21 pre-split) under the 2011 Plan. The option vested over a two-year period, with 33% vesting immediately upon issuance, 33% vesting on the one-year anniversary of the grant date and 34% vesting on the two-year anniversary of the grant date. The option could have vested immediately upon a corporate transaction or change in control, as defined in the 2011 Plan. The option is now fully vested.

On February 8, 2013, Ms. Vallejo was granted an option to purchase 5,000 shares of our common stock (100,000 shares pre-split) at an exercise price of $4.60 per share ($0.23 pre-split) under the 2011 Plan. The option vested over a three-year period, with 33% vesting on the one-year anniversary of grant date and the remaining option shares vesting monthly thereafter in twenty-four equal increments. The option could have vested immediately upon a corporate transaction or change in control, as defined in the 2011 Plan. The option is now fully vested, pursuant to the Termination and Separation Agreement between the Company and Ms. Vallejo.

On March 7, 2014, Ms. Vallejo was granted an option to purchase 50,000 shares of our common stock (1,000,000 shares pre-split) at an exercise price of $16.10 per share ($0.805 pre-split) outside the 2011 Plan. The option vested over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in thirty-six equal increments. The option could have vested immediately upon a corporate transaction or change in control, as defined in the Stock Option Award Agreement. The option is now fully vested, pursuant to the Termination and Separation Agreement between the Company and Ms. Vallejo.

On March 3, 2015, Ms. Vallejo was granted an option to purchase 12,500 shares of our common stock (250,000 shares pre-split) at an exercise price of $0.38 under the 2011 Plan. The option vests over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in thirty-six equal increments. The option could have vested immediately upon a corporate transaction or change in control, as defined in the 2011 Plan. The option is now fully vested, pursuant to the Termination and Separation Agreement between the Company and Ms. Vallejo.

Robert Pierce

On December 11, 2013, we entered into an Employment Agreement with Dr. Robert Pierce, our Chief Medical Officer (now our Chief Scientific Officer). The Employment Agreement provides for the following, among other things: (a) an initial annual base salary of $260,000; (b) eligibility to receive an annual bonus at the discretion of the Board; (c) eligibility to participate in the Company’s stock incentive plans at the discretion of the Board or a committee thereof; (d) acceleration of vesting of any unvested options outstanding upon a change of control of the Company; (e) if Dr. Pierce is terminated other than for cause, by death or by disability, or if Dr. Pierce terminates his employment with the Company for good cause, then Dr. Pierce shall be entitled to receive (i) severance payments equal to nine months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time before such time as Dr. Pierce has provided services for the Company for 12 months, or (ii) severance payments equal to 12 months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time after such time as Dr. Pierce has provided services for the Company for 12 months. In all cases, Dr. Pierce’s receipt of any such severance payments would be conditioned on his execution of a release. Dr. Pierce’s Employment Agreement has no stated term and will continue until terminated by the Company or Dr. Pierce.

The term “for cause” is defined to mean (a) commission of a crime involving dishonesty, breach of trust, or physical harm to any person, (b) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement, (c) commission of a material breach of the Employment Agreement, which breach is not cured within 30 days after written notice to Dr. Pierce from the Company, (d) willful refusal to implement or follow a reasonable and lawful policy or directive of the Company, which is not cured within 30 days after written notice to Dr. Pierce from the Company, or (e) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally, which misfeasance or malfeasance is not cured within 30 days after written notice to Dr. Pierce from the Company; and the term “good cause” is defined to mean any one or more of the following events without Dr. Pierce’s consent: (a) a reduction in the amount of Dr. Pierce’s base compensation or other Company action which materially and adversely affects Dr. Pierce’s working conditions, in either case in a manner that disproportionately adversely affects Dr. Pierce as compared to other senior management of the Company, (b) Dr. Pierce ceases to report directly to the Chief Executive Officer of the Company, provided that such change in reporting relationship results in a material reduction in Dr. Pierce’s authority, duties, or responsibilities, (c) any other material change in Dr. Pierce’s duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such reduction, or (d) the Company’s relocation of Dr. Pierce’s work location more than 30 miles from Dr. Pierce’s then current work location; provided in each case that the Company shall have 15 business days following its receipt of written notice from Dr. Pierce to cure any such event before it is deemed an event constituting “good cause.”

Dr. Pierce’s Employment Agreement also provides that, as an inducement material to his entering into employment with the Company, Dr. Pierce shall be granted an award of options to purchase shares of the Company’s common stock. On December 11, 2013, Dr. Pierce was granted an option to purchase 85,000 shares of our common stock (1,700,000 shares pre-split) at an exercise price of $6.20 per share ($0.31 pre-split) outside of the 2011 Plan. The stock option vests pursuant to the following schedule, subject to Dr. Pierce’s continued service for the Company through each vesting date: 34% of the shares subject to the stock option vested upon the date of grant, 33% vested on the one-year anniversary of the date of grant, and 33% will vest on the two- year anniversary of the date of grant. The option may vest immediately upon a corporate transaction or change in control, as defined in the stock option award agreement.

On July 18, 2014, our Board approved an increase in Dr. Pierce’s annual base salary to $300,000, which was effective August 1, 2014. On September 16, 2014, our Board appointed Dr. Robert Pierce as the Company’s Chief Scientific Officer and effective that same day Dr. Pierce no longer serves as the Company’s Chief Medical Officer. The terms of Dr. Pierce’s executive employment agreement with the Company remain unchanged, except for modifications to reflect Dr. Pierce’s new title as of September 16, 2014. On March 3, 2015, our Board approved an increase to Dr. Pierce’s annual base salary to $330,000.

On March 3, 2015, Dr. Pierce was granted an option to purchase 12,500 shares of our common stock (250,000 shares pre-split) at an exercise price of $7.60 per share ($0.38 pre-split) under the 2011 Plan. The option vests over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in equal increments over a period of thirty-six months. The option may vest immediately upon a corporate transaction or change in control, as defined in the Stock Option Award Agreement.

On August 21, 2015, Dr. Pierce was granted an option to purchase 144,000 shares of our common stock at an exercise price of $5.76 per share under the 2011 Plan. The option vests over a three-year period in thirty-six equal monthly increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

Mai Le

On September 16, 2014, we entered into an Employment Agreement with Dr. Mai Le, our Chief Medical Officer. The Employment Agreement provides for the following, among other things: (a) a base annual salary of $260,000; (b) a relocation bonus of $54,000; (c) eligibility to receive an annual bonus at the discretion of the Board; (d) as an inducement material to entering into employment with the Company, a stock option award granted under the Company’s Amended and Restated 2011 Stock Incentive Plan to purchase up to 85,000 shares of the Company’s common stock (1,700,000 shares pre-split) at an exercise price of $10.40 per share ($0.52 pre-split), the closing price of the Company’s common stock on the date of grant of the award, and to vest as follows: 25% of the shares underlying the award shall vest on September 16, 2014 and the remaining 75% of the shares underlying the award shall vest in equal installments on each monthly anniversary of September 16, 2014; and (e) if Dr. Le is terminated other than for cause, by death or by disability, or if she terminates her employment with the Company for good cause, then Dr. Le will be entitled to receive (i) prior to such time as she shall have provided services to the Company for twelve (12) months, severance payments by the Company of an amount aggregate equal to nine (9) months of her then-current base annual salary plus accrued bonus (if applicable), less applicable statutory deductions and withholdings, or (ii) following such time as she shall have provided services to the Company for twelve (12) months, severance payments by the Company of an aggregate amount equal to twelve (12) months of her then-current base annual salary plus accrued bonus (if applicable), less applicable statutory deductions and withholdings, with any such severance payments to be paid as salary continuation (and not as a lump sum) over the applicable period and in accordance with the Company’s standard payroll practices. Dr. Le’s Employment Agreement has no stated term and will continue until terminated by the Company or Dr. Le.

Under the terms of the Employment Agreement, (i) the term “for cause” is defined to mean (a) commission of a crime involving dishonesty, breach of trust, or physical harm to any person; (b) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (c) commission of a material breach of the Employment Agreement, which breach is not cured within 30 days after written notice to Dr. Le from the Company; (d) willful refusal to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within 30 days after written notice to Dr. Le from the Company; or (e) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally, which misfeasance or malfeasance is not cured within 30 days after written notice to Dr. Le from the Company; and (ii) the term “good cause” is defined to mean any one or more of the following events without Dr. Le’s consent: (a) a reduction in the amount of Dr. Le’s base compensation in a manner that disproportionately adversely affects Dr. Le as compared to other senior management of the Company; (b) Dr. Le ceases to report directly to the Chief Executive Officer of the Company, provided that such change in reporting relationship results in a material reduction in Dr. Le’s authority, duties, or responsibilities; (c) any other material change in Dr. Le’s duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such reduction; or (d) the Company’s relocation of Dr. Le’s work location more than thirty (30) miles from Company’s headquarters; provided in each case that the Company shall have 15 business days following its receipt of written notice from Dr. Le to cure any such event before it is deemed an event constituting “good cause.”

On March 3, 2015, our Board approved an increase to Dr. Le’s annual base salary to $286,000.

On March 3, 2015, Dr. Le was granted an option to purchase 12,500 shares of our common stock (250,000 shares pre-split) at an exercise price of $7.60 per share ($0.38 pre-split) under the 2011 Plan. The options vest over a three year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in equal increments over a period of thirty-six months. The option may vest immediately upon a corporate transaction or change in control, as defined in the Stock Option Award Agreement.

On August 21, 2015, Dr. Le was granted an option to purchase 144,000 shares of our common stock at an exercise price of $5.76 per share under the 2011 Plan. The option vests over a three-year period in thirty-six equal monthly increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

Sheela Mohan-Peterson

On August 24, 2015, we appointed Ms. Sheela Mohan-Peterson our Chief Legal and Compliance Officer. The Company does not have an active employment agreement with Ms. Mohan-Peterson, but her current base annual salary is $231,000. Company policy provides for, among other things, Ms. Mohan-Peterson’s eligibility to receive an annual bonus at the discretion of the Board.

On March 3, 2015, Ms. Mohan-Peterson was granted an option to purchase 6,250 shares of our common stock (125,000 shares pre-split) at an exercise price of $7.60 per share ($0.38 pre-split) under the 2011 Plan. The options vest over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in equal increments over a period of thirty-six months. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On August 21, 2015, Ms. Mohan-Peterson was granted an option to purchase 74,000 shares of our common stock at an exercise price of $5.76 per share under the 2011 Plan. The option vests over a three-year period in thirty-six equal monthly increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

Potential Payments Upon Termination of Employment

Option and Restricted Stock Unit Acceleration

The options and restricted stock units awards granted to our named executive officers under our equity plan will each vest on an accelerated basis as to all the shares in the event those options or awards are not assumed or otherwise replaced in connection with certain changes in control or ownership of the Company. The table below sets forth the intrinsic value of the options and the restricted stock unit awards held by each named executive officer that would accelerate in full (in accordance with the terms of the equity plan governing those options and awards) upon a change in control or ownership in which those options or awards and restricted stock units were not assumed or replaced had such change in control or ownership occurred on July 31, 2015.

Named Executive Officer	Intrinsic Value of Accelerated Options ($)(1)	Intrinsic Value of Accelerated Restricted Stock Units (2)
Punit Dhillon	3,565	—
Richard Slansky	—	—
Veronica Vallejo	—	—
Robert Pierce, MD	—	—
Mai Le, MD	—	—
Sheela Mohan-Peterson	—	—

(1)                                 Such intrinsic value is determined by multiplying (A) the amount by which the fair market value per common share on July 31, 2015 ($6.06 per share) exceeded the exercise price per share in effect under each option by (B) the number of unvested shares that would vest on an accelerated basis under such option.

(2)                                 There have been no grants of restricted stock.

Termination in Absence of Change in Control

The following table provides the total dollar value of the compensation that each named executive officer would have been entitled to receive had his or her employment been terminated without cause or he had resigned for good reason on July 31, 2015 in the absence of a change in control of the Company:

Named Executive Officer	Cash Severance ($)	Health Benefits ($) (1)	Total ($)
Punit Dhillon	836,000	53,571	889,571
Richard Slansky	140,000	—	140,000
Veronica Vallejo (2)	—	—	—
Robert Pierce, MD	330,000	—	330,000
Mai Le, MD	286,000	—	286,000
Sheela Mohan-Peterson (3)	—	—	—

(1)                                 Represents the aggregate full premium payments that would be required to be paid on behalf of each named executive officer to provide continued health insurance coverage for the maximum period available to the executive.

(2)                                 Ms. Vallejo resigned from the Company on June 24, 2015. The details of her severance package are provided above, under “Employment Agreements.”

(3)                                 Ms. Mohan-Peterson did not become an executive officer until after July 31, 2015 and would not have been entitled to compensation.

Termination in Connection with Change in Control

The following table provides the total dollar value of the compensation that each named executive officer would be entitled to receive if his or her employment was terminated without cause or if he or she resigned for good reason on July 31, 2015 in connection with a change in control of the Company in which the outstanding awards are assumed, replaced or otherwise continued. If the outstanding awards are not assumed, replaced or otherwise continued in effect, then those awards will accelerate in full at the time of the change in control and the value of the acceleration will instead be as set forth in the table above titled, “Option and Restricted Stock Unit Acceleration.”

Named Executive Officer	Cash Severance	Health Benefits ($) (1)	Accelerated Vesting of Options ($) (2)	Accelerated Vesting of Restricted Stock Units (3)	Total
Punit Dhillon	836,000	53,571	3,565	—	893,136
Richard Slansky	140,000	—	—	—	140,000
Veronica Vallejo (4)	—	—	—	—	—
Robert Pierce, MD	330,000	—	—	—	330,000
Mai Le, MD	286,000	—	—	—	286,000
Sheela Mohan-Peterson (5)	—	—	—	—	—

(1)                                 Represents the aggregate full premium payments that would be required to be paid on behalf of each named executive officer to provide continued health insurance coverage for the maximum period available to the executive.

(2)                                 Represents the intrinsic value of the stock options that would vest on an accelerated basis in connection with such termination. Such intrinsic value is determined by multiplying (A) the amount by which the fair market value per common share on July 31, 2015 ($6.06 per share) exceeded the exercise price per share in effect under each option by (B) the number of unvested shares that vest on an accelerated basis under such option.

(3)                                 Represents the value of restricted stock units that would vest on an accelerated basis in connection with such termination. The value is determined by multiplying (A) the number of unvested units that would vest on an accelerated basis under the award by (B) the fair market value per common share on July 31, 2015 ($6.06 per share).

(4)                                 Ms. Vallejo resigned from the Company on June 24, 2015. The details of her severance package are provided above, under “Employment Agreements.”

(5)                                 Ms. Mohan-Peterson did not become an executive officer until after July 31, 2015 and would not have been entitled to compensation.

Tax Considerations

It has been and continues to be the Company’s intent that compensation payments generally be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest.

Section 162(m).  Under Section 162(m) of the Code, we cannot deduct annual compensation in excess of $1,000,000 paid to our named executives unless the compensation was performance-based. Although the majority of the compensation paid during 2015 was deductible, some components of the Company’s compensation programs may result in payments from time to time that are subject to the restriction on deductibility. The Compensation Committee believes that it may be appropriate from time to time to exceed limitations on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the best interests of the Company and its shareholders consistent with the Company’s executive compensation philosophy and objectives. In view of all of the circumstances, the Compensation Committee has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Compensation Committee, however, reserves the authority to continue to approve non-deductible compensation in appropriate circumstances. Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that compensation intended by the Company to satisfy requirements for deductibility under Section 162(m) will in fact do so.

Compensation of Directors

The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. All directors receive reimbursement for reasonable out-of-pocket expenses in attending Board meetings and for promoting our business. Except for such reimbursement, directors who are also employees of our Company do not receive any separate compensation for their service as directors.

2014 Director Compensation Policy

On March 7, 2014 the Compensation Committee approved a revised director compensation policy that became effective as of May 1, 2014. The policy provided as follows:

•                  Dr. Avtar Dhillon received an annual fee of $120,000 for services provided as Chairman of the Board, Chairman of the Compensation Committee, and member of the Audit Committee and Nominating and Corporate Governance Committee. Dr. Dhillon also received $50,000 for services provided as a member of the Financing Committee and the Clinical and Regulatory Affairs Committee;

•                  Dr. Anthony Maida received an annual fee of $50,000 for services provided as a director, Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee. Dr. Maida also received $25,000 for services provided as a member of the Clinical and Regulatory Affairs Committee; and

•                  Dr. James DeMesa received an annual fee of $50,000 for services provided as a director, Chairman of the Nominating and Corporate Governance Committee, and member of the Audit Committee and Compensation Committee.

2015 Director Compensation Policy

Members of our Board committees no longer receive additional fees for attendance at committee meetings.

Director Compensation Table

The following table shows information regarding the compensation earned or paid during Fiscal Year 2015 to non-employee directors who served on the Board during the year. The compensation paid to Punit Dhillon is shown under “Executive Compensation” in the table entitled “Summary Compensation Table” and the related explanatory tables. Punit Dhillon does not receive any compensation for his service as a member of the Board.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards(1) ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Dr. Avtar Dhillon (2)	$170,000	—	102,579	—	—	0	$272,579
Dr. Anthony Maida (3)	$75,000	—	102,579	—	—	0	$177,579
Dr. James DeMesa (4)	$50,000	—	102,579	—	—	0	$152,579

(1)                                 In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to Non-Employee Directors during Fiscal Year 2015, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB Topic 718”). The grant date fair value for RSUs is measured based on the closing fair market value of the Company’s common stock on the date of grant. For a description of the assumptions and methodologies used to calculate the amounts in the table, see Note 9—Stock-Based Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Financial Statements in the Annual Report.

The following table shows the number of shares subject to outstanding and unexercised option awards held by non-employee directors as of July 31, 2015.

Director	Number of Shares Subject to Outstanding Options as of July 31, 2015
Dr. Avtar Dhillon	35,000
Dr. Anthony Maida	40,000
Dr. James De Mesa	35,000

(2)                                 On March 3, 2015, Dr. Dhillon was granted an option to purchase 12,500 shares of common stock (250,000 shares pre-split) with an exercise price of $7.60 per share ($0.38 pre-split) and a ten-year term. The option vests over a one-year period, as follows: 25% on the date of grant, and 25% quarterly thereafter. As of July 31, 2015, Dr. Dhillon held (i) outstanding option awards to purchase up to an aggregate of 35,000 shares of common stock, and (ii) no outstanding stock awards.

(3)                                 On March 3, 2015, Dr. Maida was granted an option to purchase 12,500 shares of common stock (250,000 shares pre-split) with an exercise price of $7.60 per share ($0.38 pre-split) and a ten-year term. The option vests over a one-year period, as follows: 25% on the date of grant, and 25% quarterly thereafter. As of July 31, 2015, Dr. Maida held (i) outstanding option awards to purchase up to an aggregate of 40,000 shares of common stock, and (ii) no outstanding stock awards.

(4)                                 On March 3, 2015, Dr. DeMesa was granted an option to purchase 12,500 shares of common stock (250,000 shares pre-split) with an exercise price of $7.60 per share ($0.38 pre-split) and a ten-year term. The option vests over a one-year period, as follows: 25% on the date of grant, and 25% quarterly thereafter As of July 31, 2015, Dr. DeMesa held (i) outstanding option awards to purchase up to an aggregate of 35,000 shares of common stock, and (ii) no outstanding stock awards.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

In May 2011, our Board adopted the 2011 Plan. The 2011 Plan was approved by our shareholders in March 2012 and originally authorized the Board to grant equity awards to employees, directors, and consultants for up to 260,000 shares of our common stock.(2) On April 15, 2013, our shareholders approved an amendment to the 2011 Plan to authorize the issuance of an additional 190,000 shares of our common stock under the 2011 Plan, increasing the total number of shares reserved for issuance under the 2011 Plan to 450,000 shares. On June 2, 2014, our Board approved, and our shareholders for approved on July 18, 2014, the amendment and restatement of the 2011 Plan to, among other things, authorize the issuance of an additional 800,000 shares of our common stock under the 2011 Plan, which, increased the total number of shares reserved for issuance under the 2011 Plan to 1,250,000 shares. On January 2, 2015, pursuant to the automatic increase in shares reserved for issuance as set forth in Section 3(a) of the Plan, an additional 370,278 shares of our common stock were authorized for issuance under the 2011 Plan, increasing the total number of shares reserved for issuance under the 2011 Plan to 1,620,278 shares. At the last annual shareholder meeting, the Company’s shareholders approved an amendment to the 2011 Plan to increase the number of shares of common stock reserved for issuance thereunder to 3,500,000 shares.

The 2011 Plan provides for the issuance of a variety of forms of awards, including stock options, stock appreciation rights, restricted stock and restricted stock units. The following table provides information as of July 31, 2015, with respect to our equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	713,764	$8.27	2,652,434
Equity compensation plans not approved by security holders (1)	435,000	$10.72	—
TOTAL	1,148,764	$9.20	2,652,434

(1)                                 The stock option awards in this category were issued to employees and consultants between December 11, 2013 and July 6, 2015 and have exercise prices ranging from $3.60 to $16.10 (on a post-split basis), where the exercise price of each stock option equals the closing price of our common stock on the date of award of the respective stock option. Each stock option has a term of ten years from the grant date and becomes fully vested within one to three years of the grant date. A portion of these stock option awards were granted to executive employees whose employment agreements provide for accelerated vesting of outstanding stock options in the event of a change of control.

(2)  Following the reverse stock split approved by our Board and effective as of May 18, 2015, each 20 shares of issued and outstanding common stock and warrants, respectively, were combined into and became one share of common stock, and no fractional shares were issued. References to numbers of shares of common stock in this filing are reported “on a post-split basis,” except where it is specified that a figure is reported “pre-split.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock as of October 12, 2015, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o OncoSec Medical Incorporated, 5820 Nancy Ridge Drive, San Diego, California 92121. Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days after October 12, 2015, are deemed to be beneficially owned and outstanding for computing the share and percentage ownership of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (shares)	Percentage Beneficially Owned (%) (1)
Ridgeback Capital Investments Ltd. (2)	1,272,614	8.6
Sabby Healthcare Master Fund, Ltd (3)	767,733	5.2
Avtar Dhillon (4)	655,525	3.9
Punit Dhillon (5)(6)	376,867	2.5
Robert Pierce (7)	105,174	*
Veronica Vallejo (8)	85,000	*
Mai Le (9)	63,518	*
James DeMesa (10)	62,251	*
Anthony Maida (11)	55,890	*
Richard Slansky (12)	55,568	*
Sheela Mohan-Peterson (13)	13,706	*
All directors, nominees and executive officers as a group (9 persons) (14):	3,513,846	23.4

*                                         Less than 1%

(1)                                 Based on 14,828,354 shares of our common stock issued and outstanding as of October 12, 2015. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)                                 Based on a Schedule 13G filed with the SEC by Ridgeback on June 18, 2015. As provided in the Schedule 13G filing, Ridgeback’s mailing address is 75 Ninth Avenue, 5th Floor, New York, New York 10011.

(3)                                 Based on a Schedule 13F filed with the SEC by Sabby on August 14, 2015. As provided in the Schedule 13G filing, Sabby’s mailing address is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands.

(4)                                 Includes 86,458 shares of common stock issuable upon exercise of options exercisable within 60 days after October 12, 2015.

(5)                                 Includes 1,250 shares held of record by Four Front Investments. Mr. Dhillon is a shareholder and managing partner of Inbalance Network, Inc. Also includes 30,350 shares held of record by Mr. Dhillon’s spouse.

(6)                                 Includes 33,685 shares of common stock issuable upon exercise of options exercisable within 60 days after October 12, 2015.

(7)                                 Includes 36,572 shares of common stock issuable upon exercise of options exercisable within 60 days after October 12, 2015.

(8)                                 Includes 0 shares of common stock issuable upon exercise of options exercisable within 60 days after October 12, 2015.

(9)                                 Includes 12,064 shares of common stock issuable upon exercise of options exercisable within 60 days after October 12, 2015.

(10)                          Includes 12,958 shares of common stock issuable upon exercise of options exercisable within 60 days after October 12, 2015.

(11)                          Includes 12,958 shares of common stock issuable upon exercise of options exercisable within 60 days after October 12, 2015.

(12)                          Includes 10,985 shares of common stock issuable upon exercise of options exercisable within 60 days after October 12, 2015.

(13)                          Includes 4,789 shares of common stock issuable upon exercise of options exercisable within 60 days after October 12, 2015.

(14)                          Includes an aggregate of 517,462 shares of common stock issuable upon exercise of options exercisable within 60 days after October 12, 2015.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Directors Anthony Maida, James DeMesa and Avtar Dhillon served on our Audit Committee during our 2015 fiscal year, with Dr. Maida serving as the Chair. Each member of the Audit Committee is an independent director within the meaning of NASDAQ Listing Rule 5605(a)(2). The Board has determined that Dr. Maida is an audit committee financial expert. Management is responsible for internal controls and the financial reporting process. Mayer Hoffman McCann P.C., the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), when required. The Audit Committee’s responsibility is to monitor and oversee these processes.

In fulfilling its responsibilities, the Audit Committee met with management and Mayer Hoffman McCann P.C. to review and discuss our 2015 fiscal year interim financial statements and our July 31, 2015 financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K, any material changes in accounting policies used in preparing such financial statements prior to filing the annual report on Form 10-K or our quarterly reports on Form 10-Q with the SEC, and the items required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

In addition, the Audit Committee received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Mayer Hoffman McCann P.C. the firm’s independence.

Based on the Audit Committee’s reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended July 31, 2015, for filing with the SEC.

October 21, 2015

THE AUDIT COMMITTEE:

Anthony Maida (Chair) James DeMesa Avtar Dhillon

ANNUAL REPORT

Our 2015 annual report on Form 10-K accompanies the proxy materials being provided to all shareholders. Copies of the annual report on Form 10-K, without exhibits, can be obtained without charge by contacting us at 5820 Nancy Ridge Drive, San Diego, California 92121, (855) 662-6732 Ext. 520, or through our website, located at www.oncosec.com.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Requirements for Shareholder Proposals to be Considered for Inclusion in Our Proxy Materials.  Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2016 annual meeting of shareholders must be received by us no earlier than June 30, 2016 and no later than August 31, 2016 in order to be considered for inclusion in our proxy materials for that meeting and must comply with all applicable SEC rules. Proposals should be mailed to the Company at 5820 Nancy Ridge Drive, San Diego, California 92121.

Requirements for Director Nominations or Shareholder Proposals to be Brought Before an Annual Meeting.  Our Bylaws provide that, for shareholder nominations to the Board or other proposals to be considered at an annual meeting outside the process of Rule 14a-8, the shareholder must have given timely notice of the proposal or nomination in writing to the Company. To be timely for the 2016 annual meeting, a shareholder’s notice must be delivered or mailed and received by our Secretary at our principal executive office not less than 90 days prior to the date of the 2016 annual meeting. A shareholder’s notice to the Company must set forth, as to each matter the shareholder proposes to bring before the annual meeting, the information required by our Bylaws. We will not entertain any proposals or nominations at such annual meeting that do not meet the requirements set forth in our Bylaws. If we comply and the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretion or voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the Fiscal Year 2015 Annual Meeting of Shareholders but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy card will vote on them in accordance with their best judgment.

By order of the Board of Directors,

/s/ PUNIT DHILLON
Punit Dhillon
President and Chief Executive Officer

San Diego, California

October 21, 2015

ANNEX A

ONCOSEC MEDICAL INCORPORATED 2015 EMPLOYEE STOCK PURCHASE PLAN

(as adopted by the Board of Directors on October 14, 2015 and proposed to be adopted by the Shareholders on December 4, 2015)

1.              ESTABLISHMENT, PURPOSE, AND TIME OF PLAN.

1.1.         Establishment. The OncoSec Medical Incorporated 2015 Employee Stock Purchase Plan (the “Plan”) is hereby established effective as of the date of its approval by the shareholders of the Company (the “Effective Date”).

1.2.         Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3.         Term of Plan. The Plan shall continue in effect until its termination by the Committee.

2.              DEFINITIONS AND CONSTRUCTION.

2.1.         Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

a.                        “Board” means the Board of Directors of the Company.

b.                        “Change in Control” means the occurrence of any one or a combination of the following:

i.                                    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

ii.                                an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1.p(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

iii.                            approval by the shareholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections i. or ii. of this Section 2.1.b in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

c.                         “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

d.                        “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

e.                         “Company” means OncoSec Medical Incorporated, a Nevada corporation, or any successor corporation thereto.

f.                          “Compensation” means, with respect to any Offering Period, regular base wages or salary, overtime payments, shift premiums and payments for paid time off, calculated before deduction of (i) any income or employment tax withholdings or (ii) any amounts deferred pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to such amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include (i) sign-on bonuses, annual or other incentive bonuses, commissions, profit-sharing distributions or other incentive-type payments, (ii) any contributions made by a Participating Company on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than amounts deferred pursuant to Section 401(k) or Section 125 of the Code), (iii) payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or (iv) any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not expressly included by this Section.

g.                        “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

h.                        “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.

i.                           “Fair Market Value” means, as of any date:

i.                                    If, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported on the web site of such exchange or quotation system or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Committee, in its discretion.

ii.                                If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined in good faith by the Committee.

j.                           “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date, or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

k.                        “Non-United States Offering” means a separate Offering covering Eligible Employees of one or more Participating Companies whose Eligible Employees are subject to a prohibition under applicable law on payroll deductions, as described in Section 11.1.b.

l.                           “Offering” means an offering of Stock pursuant to the Plan, as provided in Section 6.

m.                    “Offering Date” means, for any Offering Period, the first day of such Offering Period.

n.                        “Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

o.                        “Officer” means any person designated by the Board as an officer of the Company.

p.                        “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

q.                        “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

r.                         “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

s.                          “Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Committee shall have the discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

t.                           “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

u.                        “Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

v.                        “Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

w.                      “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

x.                        “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

y.                        “Securities Act” means the Securities Act of 1933, as amended.

z.                         “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

aa.                 “Subscription Agreement” means a written or electronic agreement, in such form as is specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 11.1.b.

bb.                 “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

cc.                   “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2.         Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.              ADMINISTRATION.

3.1.         Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.

3.2.         Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3.         Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees. The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.

3.4.         Power to Establish Separate Offerings with Varying Terms. The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

3.5.         Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an

Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3.3 and the regulations under Section 423 of the Code.

3.6.         Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.              SHARES SUBJECT TO PLAN.

4.1.         Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be five hundred thousand (500,000) shares and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2.         Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the Annual Increase, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1 and 8.2) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.              ELIGIBILITY.

5.1.         Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the Committee may, prior to the commencement of any Offering Period, elect to exclude the following Employees from such Offering Period (and subsequent Offering Periods):

a.                        Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

b.                        Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

5.2.         Exclusion of Certain Shareholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

5.3.         Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

6.              OFFERINGS.

The Plan shall be implemented by sequential Offerings of approximately six (6) months duration or such other period as the Committee shall determine. Offering Periods shall commence in such months as determined by the Committee in its discretion, beginning on or about the first trading day for such six (6) month period and ending on or about the last trading day in such six (6) month period. Thereafter, unless otherwise established by the Committee, a new Offering Period of six (6) months duration shall commence on the next trading day and shall last for another period of six (6) months, ending on or about the last trading day at the end of such six month period. Notwithstanding the foregoing, the Committee may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of an Offering Period or a Purchase Period is not a day on which the principal stock exchange or quotation system on which the Stock is then listed is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

7.              PARTICIPATION IN THE PLAN.

7.1.         Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2.         Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.              RIGHT TO PURCHASE SHARES.

8.1.         Grant of Purchase Right. Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (b) the Share Limit (determined as provided below). The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee. For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and the “Share Limit” shall be determined by multiplying five hundred (500) shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

8.2.         Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds twenty-five thousand dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

9.              PURCHASE PRICE.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.       ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

Except as provided in Section 11.1.b with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1.  Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each pay day during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first pay day during an Offering) or more than ten percent (10%) . The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.

10.2.  Commencement of Payroll Deductions. Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3.  Election to Decrease or Stop Payroll Deductions. During an Offering Period, a Participant may elect to decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in such Offering Period unless the Participant withdraws from the Plan as provided in Section 12.1.

10.4.  Administrative Suspension of Payroll Deductions. The Company may, in its discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right, or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was clause (a) in the preceding sentence, or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

10.5.  Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation (and other amounts received from a non-United States Participant pursuant to Section 11.1.b shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All such amounts received or held by the Company may be used by the Company for any corporate purpose.

10.6.  No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account.

11.       PURCHASE OF SHARES.

11.1.  Exercise of Purchase Right.

a.                        Generally. Except as provided in Section 11.1.b, on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

b.                        Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law. Notwithstanding Section 11.1.a, where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a “Non-United States Offering”) covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions. The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law. On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right a number of whole shares of Stock determined in accordance with

Section 11.1.a to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock. However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant’s Purchase Right. The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11.4 any excess Purchase Price payment received from such Participant.

11.2.  Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available for issuance under the Plan or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3.  Delivery of Title to Shares. Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

11.4.  Return of Plan Account Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, at the option of the Participant.

11.5.  Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively. A Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

11.6.  Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7.  Provision of Reports and Shareholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common shareholders.

12.       WITHDRAWAL FROM PLAN.

12.1.  Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) a written or electronic notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew and in the Offering immediately following the offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2.  Return of Plan Account Balance. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.       TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.       EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.       NONTRANSFERABILITY OF PURCHASE RIGHTS.

Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.       COMPLIANCE WITH SECURITIES LAW.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.       RIGHTS AS A SHAREHOLDER AND EMPLOYEE.

A Participant shall have no rights as a shareholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.       NOTIFICATION OF DISPOSITION OF SHARES.

The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

19.       LEGENDS.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

20.       DESIGNATION OF BENEFICIARY.

20.1.  Designation Procedure. Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

20.2.  Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.

21.       NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.       AMENDMENT OR TERMINATION OF THE PLAN.

The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the shareholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.

ONCOSEC MEDICAL INCORPORATED

5820 NANCY RIDGE DRIVE

SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
		M96962-P69504			KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ONCOSEC MEDICAL INCORPORATED

					For	Withhold	For All
					All	All	Except
The Board of Directors recommends you vote FOR the following:

1.	To elect four directors to our Board of Directors to serve for a term of one year or until their successors are duly elected and qualified.				☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

	01)	Dr. Avtar Dhillon
	02)	Dr. Anthony Maida
	03)	Dr. James DeMesa
	04)	Punit Dhillon

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.					For	Against	Abstain

2.	To approve the Company’s 2015 Employee Stock Purchase Plan.				☐	☐	☐

3.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2016.				☐	☐	☐

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.				☐	☐	☐

NOTE: To transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

For address change/comments, mark here. (see reverse for instructions)				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.

M96963-P69504

ONCOSEC MEDICAL INCORPORATED
Annual Meeting of Stockholders
December 4, 2015 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Punit Dhillon, President and Chief Executive Officer and a director of OncoSec Medical Incorporated, and Dr. Avtar Dhillon, Chairman of the Board and a director of OncoSec Medical Incorporated, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ONCOSEC MEDICAL INCORPORATED that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PST on December 4, 2015, at 5820 Nancy Ridge Drive, San Diego, CA 92121, and any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side